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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Atlantic Tele-Network, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATLANTIC TELE-NETWORK, INC.
600 Cummings Center
Beverly, MA 01915

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2011

May 2, 2011

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at the Wylie Inn and Conference Center at 295 Hale Street, Beverly, MA 01915 on Tuesday, June 14, 2011 at 10:00 a.m. ET, for the following purposes:

  1.
  To approve an amendment to the Company's 2008 Equity Incentive Plan to increase the number of shares available for issuance under the plan;

  2.
  To hold an advisory vote on the compensation of our named executive officers;

  3.
  To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

  4.
  To elect the seven directors named in the accompanying Proxy Statement to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

  5.
  To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent auditor for the fiscal year ending December 31, 2011; and

  6.
  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Stockholders of record at the close of business on April 21, 2011 are entitled to notice of, and to vote at, the Annual Meeting. During the ten days prior to the Annual Meeting, a list of such stockholders will be available for inspection during our ordinary business hours at our office at the address above. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope to ensure that your shares are represented at the Annual Meeting. If you attend the meeting and vote in person, your proxy will not be used.

By order of the Board of Directors,
Leonard Q. Slap Secretary

i

ii

ATLANTIC TELE-NETWORK, INC.
600 Cummings Center
Beverly, MA 01915

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2011

GENERAL INFORMATION ABOUT VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic Tele-Network, Inc., a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders to be held on June 14, 2011, or any adjournments or postponements thereof.

        We are mailing this proxy statement together with our Annual Report to Stockholders for the year ended December 31, 2010 on or about May 10, 2011. Our Annual Report to Stockholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, excluding exhibits.

        Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2011: This Proxy Statement and our 2010 Annual Report to Stockholders are available at https://materials.proxyvote.com/049079.

Who Can Vote

        Only stockholders of record at the close of business on April 21, 2011 are entitled to vote at the Annual Meeting. On that date, 15,392,930 shares of common stock, par value $0.01 per share, were outstanding, each share entitled to one vote. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owned shares by following their instructions.

Voting

        You may vote your shares held of record either by attending the meeting and voting in person or by proxy. To vote in person, you must attend the Annual Meeting and cast your vote. You do not need to register in advance to attend the Annual Meeting. If you choose to vote by proxy, you must complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. No postage is necessary if the proxy card is mailed in the United States. If you vote by mail and your proxy card is received in time for voting and not revoked, your shares will be voted at the Annual Meeting in accordance with your instructions as set forth on your signed proxy card. If no instructions are indicated, the shares represented by the proxy card will be voted by the proxy holders:

  •
  FOR the approval of an amendment to the Company's 2008 Equity Incentive Plan to increase the number of shares available for issuance under the plan;

  •
  FOR the approval of the compensation of our named executive officers;

  •
  FOR an advisory vote to approve the compensation of our named executive officers to take place EVERY THREE YEARS;

  •
  FOR the election of the director nominees named herein;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent auditor; and

  •
  in accordance with the judgment of the proxy holders named on the proxy card as to any other matter that is properly brought before the Annual Meeting, or any adjournments or postponements thereof.

        If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares and you must make arrangements with your broker, bank or other nominee in advance of the Annual Meeting to vote your shares in person.

Quorum

        The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions, votes withheld and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

        Proposal 1, the vote to approve an amendment to the Company's 2008 Equity Incentive Plan to increase the number of shares available for issuance under the plan, requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote on the matter.

        Proposal 2, the advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote on the matter.

        Proposal 3, the advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers, requires an affirmative vote of a plurality of the shares cast and entitled to vote on the matter.

        Proposal 4, the election of each director nominee, requires the affirmative vote of a plurality of the shares cast and entitled to vote on the matter.

        Proposal 5, the ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent auditor for 2011, requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote on the matter.

        We will not count shares that abstain from voting ("abstentions") on a particular matter as votes in favor of such matter. Similarly, we will not count broker non-votes as votes in favor of such matter. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter and the broker is prohibited by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter. Accordingly, broker non-votes will have no effect on the outcome of voting on Proposals 1, 2, 3 or 4. Brokers will be entitled to vote a customer's shares in their discretion on Proposal 5, so there will be no broker non-votes on that proposal. However, abstentions will be considered to be votes present and entitled to vote on Proposals 1, 2 and 5, and they will have the effect of a vote against these proposals. Inspectors of election appointed by our Board will tabulate votes.

 Revocability of Proxies

        A proxy may be revoked at any time before it is exercised by delivering a written revocation or a duly executed proxy card bearing a later date to Atlantic Tele-Network, Inc., Attn: Secretary, 600 Cummings Center, Beverly, MA 01915. A proxy may also be revoked by voting in person at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must make arrangements with your broker, bank or other nominee to revoke your proxy.

Solicitation Expenses

        We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, and other holders of record to forward proxy soliciting material to beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. In addition, we engaged BNY Mellon Shareowner Services and Broadridge Investor Communications Solutions, Inc., professional solicitors, to assist in the distribution of proxy materials to banks, brokers, nominees and intermediaries. The estimated cost for engaging these entities is approximately $7,000 for any such services, plus reasonable out-of-pocket expenses.

Who to Contact for Additional Information

        If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

BNY Mellon Shareowner Services
c/o Mellon Investor Services
P.O. Box 358016
Pittsburgh, PA 15252-8016
Telephone (800) 522-6645

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us as of April 21, 2011 (unless otherwise indicated in the footnotes to this table) with respect to the shares of our common stock that were beneficially owned as of such date by:

  •
  each person (including any partnership, syndicate or other group) known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and each of the nominees seeking election as director;

  •
  each of the individuals named in the Summary Compensation Table in this Proxy Statement, whom we refer to collectively as our named executive officers; and

  •
  all of our current directors and executive officers as a group.

        The number of shares beneficially owned by each person listed below includes any shares which the person has a right to acquire on or before June 20, 2011 by exercising stock options or other rights to acquire shares. For each person listed below, the percentage set forth under "Percent of Class" was calculated based on 15,392,930 shares of common stock outstanding on April 21, 2011, plus any shares that person could acquire upon the exercise of any other rights exercisable on or before June 20, 2011. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned
Beneficial Owners	Number	Percent of Class
Directors, Director Nominees and Named Executive Officers:
Cornelius B. Prior, Jr.(1)	5,601,558	36.39%
Martin L. Budd	4,206	*
Thomas V. Cunningham(2)	3,075	*
Michael T. Flynn(3)	1,499	*
Charles J. Roesslein(4)	2,883	*
Brian A. Schuchman(5)	23,956	*
Michael T. Prior(6)	197,716	1.28%
Justin D. Benincasa(7)	104,217	*
William F. Kreisher(8)	68,512	*
Leonard Q. Slap(9)	11,250	*
Karl D. Noone(10)	5,000	*
Douglas J. Minster(11)	25,625	*
John Audet(12)	31,452	*
Other 5% Stockholders:
FMR LLC(13)	1,338,880	8.70%
Royce & Associates, LLC(14)	773,653	5.03%
BlackRock Inc.(15)	955,374	6.21%
All Current Directors and Executive Officers as a group (11 persons)	6,023,872	39.13%

*
Less than 1%.

(1)
Includes 500 shares owned by Gertrude Prior, Mr. Cornelius B. Prior, Jr.'s wife; 37,500 shares owned by the Katherine D. Prior Revocable Trust; 1,111,250 shares owned by the Cornelius B. Prior, Jr. 2004 Grantor Retained Annuity Trust for his children and 8,777 shares held by Tropical Aircraft Co. Mr. C.B. Prior, Jr. disclaims beneficial ownership of the shares owned by his wife and the Katherine D. Prior Trust. His address is P.O. Box 12030, St. Thomas, U.S. Virgin Islands 00801-5030. Excludes 400,000 shares owned by the Prior Family Foundation, a charitable trust for which Mr. C.B. Prior, Jr.'s wife serves as trustee. Mr. C.B. Prior, Jr. holds 3,121,467 shares in a margin account.

(2)
Includes 373 shares of restricted stock which vest on May 15, 2011.

(3)
Includes 692 shares of restricted stock which vest ratably on June 16, 2011, 2012 and 2013.

(4)
All shares are owned jointly with his spouse.

(5)
All shares are owned by the Brian A. Schuchman Declaration of Trust, for which Mr. Schuchman serves as trustee.

(6)
Includes 30,400 shares held by Mr. M. Prior's children as to which Mr. M. Prior disclaims beneficial ownership, and 66,691 shares owned jointly with his spouse, 21,875 shares of restricted stock (5,000 of which vest ratably on December 5, 2011 and 2012; 9,375 of which vest ratably on February 11, 2012 and 2013 and 7,500 shares which vest ratably on March 15, 2012, 2013, 2014 and 2015) and 78,750 shares issuable on or before June 20, 2011, upon exercise of outstanding options.

(7)
Includes 15,217 shares owned by the Justin D. Benincasa Revocable Trust, for which Mr. Benincasa serves as trustee, 16,000 shares of restricted stock (3,500 of which vest ratably on December 5, 2011 and 2012; 7,500 of which vest ratably on February 11, 2012, 2013 and 2014 and 5,000 of which vest ratably on March 15, 2012, 2013, 2014 and 2015) and 73,000 shares issuable on or before June 20, 2011, upon exercise of outstanding options.

(8)
Includes 7,769 shares held jointly with Mr. Kreisher's spouse, 4,771 shares held in his Individual Retirement Account, 8,472 shares of restricted stock (2,222 of which vest on September 17, 2011, 2,500 of which vest ratably on December 5, 2011 and 2012 and 3,750 of which vest ratably on February 11, 2012, 2013 and 2014). Also includes 47,500 shares issuable on or before June 20, 2011, upon exercise of outstanding options.

(9)
Includes 5,000 shares of restricted stock which vest ratably on June 15, 2011, 2012, 2013 and 2014. Also includes 6,250 shares issuable on or before June 20, 2011, upon exercise of outstanding options.

(10)
Includes 5,000 shares of restricted stock which vest ratably on August 9, 2011, 2012, 2013 and 2014.

(11)
Includes 6,250 shares held jointly with Mr. Minster's spouse and 2,750 shares of restricted stock (500 of which vest ratably on December 5, 2011 and 2012, and 2,250 of which vest ratably on February 11, 2012, 2013 and 2014). Also includes 16,625 shares issuable on or before June 20, 2011, upon exercise of outstanding options.

(12)
Includes 2,250 shares of restricted stock (750 of which vest ratably on December 5, 2011 and 2012 and 1,500 of which vest ratably on February 11, 2012, 2013 and 2014). Also includes 22,250 shares issuable on or before June 20, 2011, upon exercise of outstanding options.

(13)
Based on information contained in this holder's Schedule 13G/A filed with the SEC on February 14, 2011, which states that such shares are held by investment companies managed by subsidiaries of FMR LLC. According to the Schedule 13G/A, each of FMR LLC and Mr. Edward C. Johnson 3d, through their control of such investment companies, had sole dispositive power over all such shares and no voting power over any of such shares. The address of FMR LLC and Mr. Johnson is 82 Devonshire Street, Boston, MA 02019.

(14)
Based on information contained in this holder's Schedule 13G/A filed with the SEC on January 11, 2011. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(15)
Based on information contained in this holder's Schedule 13G filed with the SEC on February 2, 2011. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of their initial ownership and of changes in ownership of our common stock and provide us with copies of those reports. To our knowledge, based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors, for the fiscal year ended December 31, 2010, all Section 16(a) reports applicable to our executive officers, directors and 10% stockholders were timely filed, except as described below.

        On November 22, 2010, Mr. M. Prior filed a late Form 4 reporting one transaction. On February 8, 2011, Mr. Cunningham filed a late Form 5, reporting a gift that took place in the December 31, 2009 fiscal year. On February 17, 2011, Mr. Kreisher filed a late Form 4 reporting one transaction. On February 18, 2011, Mr. Benincasa filed a late Form 4 reporting one transaction.

PROPOSAL 1: AMENDMENT TO THE 2008 EQUITY INCENTIVE PLAN TO INCREASE
THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN

        On March 16, 2011, our Board of Directors approved an amendment to the ATN 2008 Plan to increase the number of shares of our common stock ("ATN Common Stock") available for issuance under the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan, as amended (the "ATN 2008 Plan"), from 1,500,000 to 2,000,000 shares, subject to the approval of the Company's stockholders. The primary reason for this increase is to facilitate the new equity compensation arrangements that the Company has put in place in connection with its new subsidiary, Allied Wireless Communications Corporation ("AWCC"), as described below, as well as to have these shares available for general use under the terms of the ATN 2008 Plan.

Background

        In the second quarter of 2010, we completed our acquisition of a portion of the former Alltel business from Verizon Wireless (the "Alltel Acquisition"), the largest and most significant acquisition we have undertaken. As a result, we entered the competitive U.S. retail wireless business, established a headquarters for this business in Little Rock, Arkansas, recruited a management team for our AWCC subsidiary to operate the wireless assets as a stand-alone business and hired approximately 800 employees, many of whom are former employees of Alltel Corporation.

        In order to provide competitive compensation opportunities for our new AWCC employees, we established the Allied Wireless Communications Corporation 2011 Equity Incentive Plan (the "AWCC Plan") in January 2011. As discussed in our Form 10-K filed with the Commission on March 16, 2011, employees of AWCC are eligible to receive equity incentive awards of up to an aggregate of 1,050,000 shares of AWCC common stock, or approximately 10.5%, of the outstanding common stock of AWCC. AWCC has granted awards in the form of Restricted Stock and Stock Options to its employees representing an aggregate of 1,043,000 underlying shares of AWCC common stock under the AWCC Plan.

        Beginning in September 2012, employees who received Restricted Stock under the AWCC Plan have the ability to require AWCC to repurchase up to 650,000 shares of their vested Restricted Stock, subject to certain conditions (the "AWCC Employee Put Rights"). AWCC may satisfy the AWCC Employee Put Rights by purchasing such shares in cash or, at its election, in shares of ATN Common Stock (or a combination thereof) and pursuant to the terms and conditions of the Form of Shareholder Agreement filed herewith as Appendix A (the "AWCC Shareholder Agreement"). Any shares of ATN Common Stock issued in satisfaction of the AWCC Employee Put Rights would be issued pursuant to the ATN 2008 Plan.

        The AWCC Shareholder Agreement, along with the AWCC Plan and the Form of Restricted Stock Grant Agreement, which were filed as Exhibit 10.17 and 10.18, respectively, to our Form 10-K filed with the Commission on March 16, 2011, are collectively referred to as the "AWCC Plan Documents" and are incorporated herein by reference. Capitalized terms that are used but not defined in this summary have the meanings given to them in the AWCC Plan Documents.

Purpose of Increase in ATN 2008 Plan

        We believe that the equity incentives provided in the AWCC Plan Documents, including the AWCC Put Rights in the AWCC Shareholder Agreement, will provide an effective means of recognizing employee contributions to the successful transition of our newly acquired U.S. retail wireless business, motivate high levels of performance for the future growth of the our U.S. Wireless segment as a whole and help us to attract and retain high-performing employees. As a privately held subsidiary, AWCC does not have publicly available shares whose value can be traded for cash on an open market. The purpose of the AWCC Employee Put Rights is to provide a direct means for selected AWCC employees to participate in the value they have created at AWCC and the Company, by providing liquidity in the form of cash or ATN Common Stock. Increasing the size of the ATN 2008 Plan will give us the flexibility to issue shares under the ATN 2008 Plan to satisfy, in part or in whole, the payment of the AWCC Employee Put Rights. If this Proposal is not approved, we may not have the flexibility to satisfy, in part or whole, any AWCC Employee Put Right with shares of ATN Common Stock and instead would be required to make such payments in cash or greatly reduce the reserve of shares available for issuance to all other Company employees under the ATN 2008 Plan.

        Furthermore, we reserve the right to use the increased size of the ATN 2008 Plan generally to make grants or awards, including awards of incentive stock options, to eligible persons in accordance with the terms of the ATN 2008 Plan. Our Board of Directors believes it is important to our continued success that we have an adequate reserve of shares available for issuance under the ATN 2008 Plan for use in attracting, motivating and retaining qualified employees, officers, directors and consultants.

Shares Currently Available Under the ATN 2008 Plan

        Through April 21, 2011, we have granted awards of 370,875 options (excluding forfeitures) and 111,341 shares of restricted stock that remain outstanding under the ATN 2008 Plan, leaving us unused capacity of approximately 1,017,100 shares based on the authorized shares in effect prior to this Proposal. If approved by stockholders, we will add 500,000 additional shares of ATN Common Stock to the ATN 2008 Plan, for a total of 2,000,000 shares authorized for issuance under the ATN 2008 Plan. As of April 21, 2011, there were 15,392,930 shares of ATN Common Stock outstanding and the closing price of the Common Stock on NASDAQ on April 21, 2011, was $35.41 per share.

        As of April 21, 2011, the following options had been granted and remain outstanding under the ATN 2008 Plan to the individuals and groups indicated: an aggregate of 211,000 options to our named executive officers, including 80,000 options to our CEO, Michael T. Prior, 46,000 options to our CFO, Justin D. Benincasa, 28,000 options to our Senior Vice President, Corporate Development, William F. Kreisher, 30,000 options to our Senior Vice President and General Counsel, Leonard Q. Slap, 15,000 options to our Senior Vice President and Corporate Controller, Karl D. Noone, 6,000 options to our Vice President of Financial Analysis, John Audet, 6,000 options to our Vice President of Government and Regulatory Affairs, Douglas J. Minster; and an aggregate of 156,125 options to all current employees who are not also named executive officers. There have been no options granted to our non-employee directors or our Chairman.

Terms of the ATN 2008 Plan

        A summary of the significant terms of the ATN 2008 Plan is set forth as Appendix B to this Proxy Statement, and the ATN 2008 Plan itself is set forth as Appendix C to this Proxy Statement. We are not proposing any changes to the existing ATN 2008 Plan, other than the increase in the authorized shares thereunder. Appendix B is intended to provide only a summary of the principal features of the ATN 2008 Plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached ATN 2008 Plan.

        The amendment described in this Proposal would increase the number of authorized shares under the ATN 2008 Plan to approximately 13% of the total outstanding ATN Common Stock as of April 21, 2011, from a number which currently represents about 10% of such outstanding shares. At this time, we cannot determine the exact number of shares of ATN Common Stock needed to satisfy the AWCC Employee Put Rights, as this number depends on several variables, including (i) the extent to which the AWCC Restricted Stock vests; (ii) the extent to which employees exercise their AWCC Employee Put Rights; (iii) the purchase price calculation, as described below; (iv) whether we elect to satisfy the purchase price with shares of ATN Common Stock or cash at the time of each exercise; and (v) the closing trading price of the ATN Common Stock at the time of each exercise. Our Board, however, believes that the level of increase sought in the Proposal is a reasonable request for this purpose, including for general awards under the ATN 2008 Plan.

AWCC Employee Put Rights

        As noted above, of the 1,043,000 shares of AWCC common stock subject to outstanding awards, 650,000 shares of AWCC common stock that were awarded to certain executives of AWCC contain an AWCC Employee Put Right. These AWCC Employee Put Rights only apply to a designated number of vested shares (the "Putable Shares") and the vesting occurs over a four-year graded vesting schedule commencing on an executive's hire date with AWCC (the "Effective Date"). The AWCC Employee Put Rights are exercisable in an amount up to (i) 50% of the Putable Shares between the third and fifth anniversary of the Effective Date and (ii) all or a portion of the amount of the remaining Putable Shares following the fifth anniversary of the Effective Date. Notwithstanding the foregoing, an executive may not "put" to AWCC more than 25% of his or her Putable Shares in one fiscal quarter. The AWCC Employee Put Rights expire upon any change in control of AWCC or the Company.

        If the AWCC Employee Put Right is exercised, the purchase price payable by AWCC equals the "fair value" of the AWCC common stock as of the date of exercise of the AWCC Employee Put Right, determined as follows: The fair value of AWCC common stock generally means a per share value that is determined by applying an implied multiple to AWCC's historical EBITDA (earnings before interest, taxes, depreciation and amortization). This implied multiple is based on the relationship between the Company's prior 60-day average trading price and its historical EBITDA. In other words, subject to certain adjustments for cash, indebtedness and preferred equity in AWCC held by the Company, AWCC common stock is generally valued for purposes of the AWCC Employee Put Right by applying the same EBITDA to price multiple to AWCC's EBITDA as is reflected by the multiple derived from the Company's trading price in relation to its EBITDA. At AWCC's sole discretion, it may pay the purchase price in cash or by issuing shares of ATN Common Stock (or a combination thereof). The value of any ATN Common Stock to be issued is determined based on the last reported sale price on NASDAQ on the trading day immediately prior to such date of determination. Any shares issued to AWCC executives in payment of purchase price shall be issued from the ATN 2008 Plan. No payments pursuant to the AWCC Put Rights have been made as of the date of this Proxy Statement.

        Our Board has approved the performance of the Company's obligation under the AWCC Shareholder Agreements, including the issuance of shares of ATN Common Stock, at AWCC's election, in payment of the AWCC Put Rights and as further described herein.

        The foregoing is only a summary of the principal features of the AWCC Shareholder Agreement, and is in all respects qualified by, and subject to, the actual terms and provisions of AWCC Shareholder Agreement attached hereto as Appendix A.

New Plan Benefits

        If the amendment of the ATN 2008 Plan is approved, our Board and Compensation Committee will be able to grant awards to eligible participants at its discretion. Consequently, with the exception noted below with respect to non-employee directors, it is not possible to determine at this time the amount or dollar value of awards to be provided under the ATN 2008 Plan. We grant to each of our non-employee directors (excluding our Chairman) an annual retainer, which includes shares of common stock valued at $35,000 on the date of grant. No payments pursuant to the AWCC Put Rights have been made as of the date of this Proxy Statement.

Required Vote

        The approval of the amendment of the ATN 2008 Plan to increase the number of shares available for issuance under the ATN 2008 Plan by 500,000 shares requires a majority of the votes present, or represented by proxy, at the Annual Meeting and entitled to vote thereon.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information regarding our equity compensation plans as of December 31, 2010:

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Warrants, Options and Rights	Weighted Average Exercise Price of Outstanding Warrants, Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:
2008 Equity Incentive Plan	246,625	39.41	1,150,784
1998 Stock Option Plan	374,125	27.60	—

Equity compensation plans not approved by security holders:
None	—	—	—

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2010. This proposal, also commonly referred to as a "Say on Pay" vote, gives our stockholders the opportunity to approve or not approve our executive compensation policies and programs and the compensation actually paid to our named executive officers. This resolution is required pursuant to Section 14A of the Securities Exchange Act.

        Please review the Compensation Discussion and Analysis beginning on page 23 and the accompanying tabular and other disclosures on executive compensation beginning on page 30, and cast a vote either to endorse or not endorse our executive compensation program. A vote "For" this proposal is an advisory vote approving the compensation of our named executive officers, including its compensation practices and principles and their implementation, as discussed and disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.

        The Compensation Committee and the Board believe our executive compensation programs use appropriate structures and policies that are effective in achieving our Company goals and objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

  "RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections contained in this Proxy Statement."

        The Say on Pay vote is advisory in nature, and therefore, is not binding on our Compensation Committee or Board. Although the vote is non-binding, our Compensation Committee will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

Required Vote

        The approval, on an advisory and non-binding basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote thereon.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3: ADVISORY VOTE ON FREQUENCY
OF EXECUTIVE COMPENSATION VOTE

        The following proposal gives our stockholders the opportunity to inform us as to how often you wish the Company to include a "Say on Pay" proposal (similar to Proposal 2) in our Proxy Statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act. You may elect to have the vote held every year, every two years or every three years, or you may abstain. While our Board intends to carefully consider the stockholder vote resulting from the proposal when making decisions regarding the inclusion of "Say on Pay" proposals in future proxy statements, the final vote is advisory in nature and will be non-binding. At least once every six years, stockholders will be asked to vote on the frequency with which a "Say on Pay" proposal should be included in future proxy statements.

        The Board of Directors recommends that you vote to hold an advisory vote on executive compensation every three years. We believe that a triennial vote on executive compensation will provide stockholders with a more accurate window for evaluating Company performance trends and allow our Board the time for more thoughtful analysis in weighing our compensation policies against the Company's performance. We believe in taking a long term approach to operating our Company's business, and believe that our approach to management compensation should mirror this strategy. By reviewing executive compensation every three years, stockholders will have the benefit of multiple performance periods to better evaluate the way our Board has measured executive compensation against Company performance over that time period.

Required Vote

        The Stockholders will indicate their selection, on an advisory and non-binding basis, the frequency with which "Say on Pay" proposals are included in future proxy statements by a plurality of the votes cast.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OCCURRING EVERY THREE YEARS.

 PROPOSAL 4: ELECTION OF DIRECTORS

        Stockholders are being asked to elect the following seven members to our Board of Directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal:

Cornelius B. Prior, Jr.
Martin L. Budd
Thomas V. Cunningham
Michael T. Flynn
Michael T. Prior
Charles J. Roesslein
Brian A. Schuchman

        Each nominee has consented to his nomination and is expected to stand for election. However, if any nominee is unable or unwilling to serve, proxies will be voted for a replacement candidate nominated by our Board. Biographical information for each of the nominees is set forth below under "Director and Nominee Experience and Qualifications."

Required Vote

        Each director nominee must be elected by an affirmative vote of a plurality of shares present, or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS

        Set forth below is biographical information about our current directors, each of whom is a director nominee.

        Cornelius B. Prior, Jr., 77, is the Chairman of our Board of Directors. He served as our Chief Executive Officer and Chairman of the Board from 1998 through December 2005, at which time he retired as Chief Executive Officer. Mr. C.B. Prior, Jr. is a director of our subsidiary, Bermuda Digital Communications ("BDC"). Mr. C.B. Prior, Jr. has served as the Chairman of CANTO (the Caribbean Association of National Telecommunication Organizations) and presently is the Chairman of CCAA (Caribbean and Central American Action). He was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group. A former Naval Officer and Fulbright Scholar, Mr. C.B. Prior, Jr. started his career as an attorney with Sullivan & Cromwell in New York. He is a former Trustee of Holy Cross College and member of the Visiting Committee to Harvard Law School. He is the father of Michael T. Prior, our President and Chief Executive Officer. Mr. C.B. Prior, Jr. earned his legal degree from the Harvard Law School.

        Mr. C.B. Prior, Jr. was selected to serve as a director on our Board because of his extensive strategic involvement with the Company, including as its founder, former Chief Executive Officer and largest stockholder of the Company. Mr. C.B. Prior, Jr. has extensive knowledge of the telecommunications markets in the Caribbean, and brings valuable expertise and business judgment to the Company. For additional information regarding the Company's decision to select Mr. C.B. Prior, Jr. as a director and Chairman, please see "Corporate Governance—Board Leadership and Structure."

        Martin L. Budd, 70, has been a director of ours since May 2007, and is the Chair of our Compensation Committee and a member of our Audit Committee. He retired as a partner of the law firm of Day, Berry and Howard LLP (now Day Pitney LLP) effective December 31, 2006. Mr. Budd chaired that firm's Business Law Department and its Business Section and had particular expertise in federal securities laws, merger and acquisition transactions and strategic joint ventures. Mr. Budd is Chairman of the Connecticut Appleseed Center for Law and Justice and has served on the Legal Advisory Board of the National Association of Securities Dealers. He is a member of the National Executive Committee of the Anti-Defamation League. Mr. Budd earned his legal degree from the Harvard Law School.

        Mr. Budd was selected to serve as a director on our Board because of his extensive background providing legal, regulatory and corporate governance advice to public companies.

        Thomas V. Cunningham, 43, has been a director of ours since May 2008. He is currently the Chief Executive Officer of PTL Corporation, an internet services firm and, with his wife, owns the Baltimore Technology Park, LLC, a carrier-neutral data center serving the Baltimore, MD and Washington, D.C. area. He served as Chief Executive Officer of Alabanza Corporation from 1995 until 2007 when the company was sold to Navisite. He was the Chief Executive Officer of Bulkregister.com, Inc. from 1999 until 2006 when it was sold to Demand Media. He is a founding board member of the Institute for the Psychological Sciences, a graduate school in Crystal City, Virginia, and is a member of the Lumen Institute in Washington, D.C. In 2002, Mr. Cunningham was named Regional Entrepreneur of the Year by Ernst & Young.

        Mr. Cunningham was selected to serve as a director on our Board due to his entrepreneurial background in the data center industry.

        Michael T. Flynn, 62, has been a director of ours since June 2010 and is a member of our Audit and Compensation Committees. Mr. Flynn is currently a director of Airspan Networks, Inc., a provider of wireless broadband equipment, CALIX, Inc., a manufacturer of broadband equipment, and iLinc Communications, Inc., a developer of internet conferencing software. Mr. Flynn has forty years of experience in the telecommunications wireline and wireless businesses, and spent ten years as an officer at Alltel Corporation prior to his retirement in 2004. He also previously served as an officer of Southwestern Bell Telephone Co. from 1987-1994. Mr. Flynn has previously served on the board of directors of WebEx Communications, Inc., a provider of internet collaboration services, from 2004 until 2007, and of Equity Media Holding Corporation, an owner and operator of television stations throughout the United States, from 2007 to 2008.

        Mr. Flynn was selected to serve as a director on our Board due to his lengthy and broad operating experience in the telecommunications industry and his familiarity with certain of the assets and members of the senior executive team of the Company's U.S. wireless business.

        Michael T. Prior, 46, has been our President and Chief Executive Officer since December 2005. He was elected to the Board in May 2008. Mr. M. Prior also serves as a director of AWCC, BDC and ION Holdco, LLC. Mr. M. Prior joined the Company in 2003 as our Chief Financial Officer and Treasurer. Before joining us, Mr. M. Prior was a partner with Q Advisors LLC, a Denver-based investment banking and financial advisory firm focused on the telecommunications sector. From 1999 to 2002, he headed corporate development for LighTrade, Inc., a telecommunications infrastructure provider. From 1998 to 1999, Mr. M. Prior was a member of ComSpace Development LLC, a seed investment concern in the communications industry and an early investor in LighTrade. From 1992 to 1998, Mr. M. Prior was a corporate lawyer with Cleary Gottlieb Steen & Hamilton in London and New York and Perkins Coie LLP in Seattle. Mr. Prior also serves on the Board of Directors and is currently Vice Chairman of the Rural Cellular Association. He is the son of Cornelius B. Prior, Jr., Chairman of our Board. In 2008, Mr. M. Prior was named Entrepreneur of the Year for the New England Region by Ernst & Young and One of America's Best CEOs by DeMarche Associates, Inc.

        Mr. M. Prior was selected to serve as a director on our Board due to his position as Chief Executive Officer of the Company and his broad experience in many sectors of the telecommunications industry.

        Charles J. Roesslein, 62, has been a director of ours since April 2002 and is the Chair of our Audit Committee and a member of our Compensation Committee. He currently is the Chief Executive Officer of Austin Tele-Services Partners, LP and has been a director of National Instruments Corporation since July 2000. He is a retired officer of SBC Communications. Mr. Roesslein previously served as Chairman of the Board of Directors, President and Chief Executive Officer of Prodigy Communications Corporation from June of 2000 until December of 2000. He served as President and Chief Executive Officer of SBC-CATV from October 1999 until May 2000, and as President and Chief Executive Officer of SBC Technology Resources from August 1997 to October 1999.

        Mr. Roesslein was selected to serve as a director on our Board due to his financial expertise, and previous and current positions held with other telecommunications companies. Mr. Roesslein is qualified as an "audit committee financial expert" under SEC guidelines.

        Brian A. Schuchman, 42, is the founder of Commnet Wireless, LLC, which we acquired in 2005. He joined our Board in May 2007. Mr. Schuchman has spent more than 15 years as an operator and entrepreneur in the wireless telecommunications industry. He founded Commnet Wireless, LLC in 2000 and served as its Chairman and Chief Executive Officer from its inception until July 2006. In 2000, he also co-founded a wireless telecommunications equipment distributor, Commnet Supply, which was sold in April 2004. In the early and mid 1990's, Mr. Schuchman partnered with rural cellular license holders to build-out and manage numerous wireless markets which were later sold. In 1995, Mr. Schuchman founded Cellular Infrastructure Supply (CIS), one of the first companies to resell cellular switching and base station equipment. CIS was sold to World Access, Inc. in 1997. He continued to manage CIS until early 2000. In 2003, Mr. Schuchman was named Entrepreneur of the Year for the Greater Chicago Region by Ernst & Young.

        Mr. Schuchman was selected to serve as a director on our Board due to his previous experience with the Company's Commnet subsidiary, and his broad experience and repeated success as an entrepreneur in the telecommunications industry.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP (PwC) as our independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2011. In making its selection, the Audit Committee conducted a thorough review of PwC's performance, including consideration of the following:

  •
  PwC's performance on the audit, including the quality of the engagement team and the firm's experience, client service, responsiveness and technical expertise;

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  The record of the firm against comparable accounting firms in various matters such as regulatory, litigation and accounting matters;

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  The firm's financial strength and performance; and

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  The appropriateness of fees charged by the firm.

        PwC was our independent auditor for the year ended December 31, 2010.

        The Board of Directors recommends that stockholders ratify the selection of PwC as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Required Vote

        The ratification of the appointment of PwC as our independent auditor for 2011 requires the affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting and entitled to vote thereon.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR.

 CORPORATE GOVERNANCE

General

        The role of the Board of Directors is to ensure that we are managed for the long-term benefit of our stockholders. The Board periodically reviews and advises management with respect to our annual operating plans and strategic initiatives. The Board has adopted corporate governance principles to assure full and complete compliance with all applicable corporate governance standards.

        During the past year, we have reviewed our corporate governance practices in comparison to the practices of other public companies and to ensure they comport with guidance and interpretations provided by the SEC and the Nasdaq Stock Market.

        We have adopted a written Code of Ethics that applies to all of our employees and agents, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Ethics, Compensation Committee Charter and Audit Committee Charter are available on our website at ir.atni.com and may be obtained free of charge upon request by writing to us at Atlantic Tele-Network, Inc., Attn: Secretary, 600 Cummings Center, Beverly, MA 01915.

Board Leadership Structure

        Our Board of Directors is committed to maintaining responsible and effective corporate governance and is focused on the interests of our stockholders. It has determined that its leadership structure, including Mr. Cornelius B. Prior, Jr. serving as Chairman, our Chief Executive Officer serving as a director, and the composition of independent directors for each of the Audit and Compensation Committees of the Board, best serves the Company and its stockholders. Our Board brings strong leadership and industry expertise to inform the management and direction of the Company on behalf of our stockholders. Mr. C.B. Prior, Jr., who has served as our Chairman since 1997, was also our Chief Executive Officer until December 2005. He controls approximately 36% of our outstanding common stock and possesses extensive investment and financial management experience and has a long history and familiarity with the Company and many of its Caribbean operating markets. Management and the Board of Directors work together to try to focus the Board on major questions of governance, succession and setting the Company's overall operating and investment strategy.

Determination of Independence

        Nasdaq rules require that a majority of our directors be "independent" and that we maintain a minimum three-person audit committee whose members satisfy heightened independence requirements. A director qualifies as "independent" if our Board affirmatively determines that the director does not have a relationship with us, an affiliate of ours, or otherwise which, in the opinion of the Board, would interfere with the exercise of independent judgment in discharging his or her duties as a director. Nasdaq rules preclude an affirmative determination by the Board that a director is independent if:

  •
  a director who is, or was at any time during the past three years, employed by us or by any subsidiary of ours;

  •
  a director who accepted or has a family member who accepted any compensation from us or any subsidiary of ours in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than: (i) compensation for board or board committee service, (ii) compensation paid to a family member who is an employee (other than the executive officer) of the company, or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  a director who is a family member of an individual who is, or at any time during the past three years was, employed by us or a subsidiary of ours as an executive officer;

  •
  a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5 percent of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than: (i) payments arising solely from investments in our securities or (ii) payments under non-discretionary charitable contribution matching programs;

  •
  a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers have served on the compensation committee of such other entity; or

  •
  a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

        Based on the Nasdaq rules, our Board has determined that Messrs. Budd, Cunningham, Flynn and Roesslein are independent for purposes of SEC rules and Nasdaq listing compliance. Our Board's determinations included reviewing the following relationships and transactions, which the Board concluded did not affect the independence of the applicable director or director nominee:

  Mr. Budd.    Mr. Budd is a former partner of the law firm of Day, Berry and Howard, LLP, which is now known as Day Pitney LLP ("Day Pitney"), and had served as our general outside counsel for a number of years until his retirement on December 31, 2006. From time to time, our Chairman has engaged, in an individual capacity, Day Pitney for legal services.

  Mr. Cunningham.    Baltimore Technology Park, LLC, which is majority owned by Mr. Cunningham and his wife, manages the web hosting facilities of the University of the Virgin Islands Research and Technology Park (the "Technology Park"), located in the US Virgin Islands. Tropical Tower, Ltd., a separate company majority owned by our Chairman, has provided certain telecommunications services to the Technology Park.

Director Nomination Process

        Our Board does not have a standing nominating committee or any other committee performing similar functions or a charter governing the nomination process. Instead, our independent directors consider director nominees, whether proposed by a stockholder or identified through the Company's processes, in accordance with our Nominating Guidelines and Procedures, as adopted by the Board in February 2007. The independent directors do not rely on a fixed set of qualifications for director nominees but apply general criteria intended to ensure that the Board includes members with significant breadth of experience, knowledge and abilities as well as financial and industry expertise to assist the Board in performing its duties. Minimum qualifications for director nominees include: a reputation for integrity, honesty and adherence to high ethical standards; demonstrated business acumen, experience and judgment related to the objectives of the Company; and the commitment to understand the Company and its industry and actively participate on the Board. Our Board is committed to diversity, and also considers nominees based on their differences of viewpoint, professional experience, education, skill and other characteristics. Director nominees are then recommended to the Board by a majority of our independent directors. In view of the responsibility conferred on the independent directors and the procedures and criteria identified in the Nominating Guidelines and Procedures, our Board feels that there is no additional benefit to us or to our stockholders from the creation of a nominating committee at this time.

        In selecting director nominees pursuant to the Nominating Guidelines and Procedures, the Board's independent directors shall consider candidates submitted by stockholders and shall evaluate such candidates in the same manner and using the same criteria as all other director nominee candidates. To submit a director nominee candidate, stockholders should submit the following information: (a) the candidate's name, age and address, (b) a brief statement of the reasons the candidate would be an effective director, (c) the candidate's principal occupation or employment for the past five years and information about any positions on the board of directors of other companies, (d) any business or other significant relationship the candidate has had with us and (e) the name and address of the stockholder making the submission. The Board's independent directors may also seek additional information regarding the director nominee candidate and the stockholder making the submission. All submissions of director nominee candidates made by stockholders should be sent to Atlantic Tele-Network, Inc., Attn: Secretary, 600 Cummings Center, Beverly, MA 01915 and must comply with applicable timing requirements.

Risk Management and Risk Assessment

        In accordance with Nasdaq requirements, our Audit Committee has the primary responsibility for the oversight of risk management and risk assessment, including the Company's major financial risk exposures and the steps management has undertaken to control such risks. Our Board of Directors remains actively involved in such oversight of risk management and assessment and receives periodic presentations from our executive officers and certain of their direct reports, as the Board of Directors may deem appropriate. This includes discussions of the Company's balance sheet and capital structure in light of potential capital needs and projections of operating cash flows and the risks to such cash flows. While the Board of Directors maintains such oversight responsibility, management is responsible for the day-to-day risk management processes and makes detailed recommendations on sources and uses of capital. The Board of Directors believes this division of responsibility is the most effective approach for addressing the risks facing the Company. As a general matter, management and the Board of Directors' seek to mitigate major risks to the Company's financial condition by striving to maintain a level of debt to cash flows that allows the Company to survive short-term unforeseen reductions in cash flow or unanticipated large capital spending needs. To date, the Board of Directors believes that the Company has maintained a much more conservative level of debt (relative to cash flows) than most of its peers in the telecommunications industry.

        For the year ended December 31, 2011, our management, in consultation with the Board, reviewed the Company's compensation policies and practices for employees generally as they relate to risk management. As part of this process, management reviewed the Company's cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, the following mitigating features of the Company's incentive compensation programs were considered: (1) the Company's focus on multiple year vesting periods for all equity compensation; (2) management's practice of conservative awards of annual cash bonus payments; (3) the relatively low level of stock option participation among senior management; and (4) the use of restricted stock awards to encourage management to balance "upside" and "downside" risk. As a result of this process, there were no recommended changes to the Company's incentive compensation programs.

Communications from Stockholders and Other Interested Parties

        To communicate with our Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to Audit Committee, Atlantic Tele-Network, Inc., 600 Cummings Center, Beverly, MA 01915.

        To send communications to the Board or to individual directors, stockholders should write to Board of Directors, Atlantic Tele-Network, Inc., 600 Cummings Center, Beverly, MA 01915. All communications received will be directly sent to the Board or to individual members of our Board, as addressed.

 Board of Directors' Meetings and Committees

        During 2010, our Board met five times either by conference call or in person. In 2010, no director attended fewer than 75% of the meetings of the Board or the meetings of the committee(s) on which he served. Although we do not have a policy requiring our directors to attend the Annual Meeting, all of our then-current directors attended last year's annual meeting of stockholders.

        Our Board has established two standing committees: the Audit Committee and the Compensation Committee. The current membership of each committee is as follows:

Audit Committee	Compensation Committee
Charles J. Roesslein, Chair	Martin L. Budd, Chair
Martin L. Budd	Charles J. Roesslein
Michael T. Flynn	Michael T. Flynn

        All members of both committees are independent as defined in the listing standards of Nasdaq. Copies of the charters of the Audit Committee and Compensation Committee, as adopted and amended by our Board, are available on the "Corporate Governance" section of our website at ir.atni.com.

Audit Committee

        During 2010, the Audit Committee met eleven times either by conference call or in person. The functions of the Audit Committee include:

  •
  Appointing, compensating, evaluating and overseeing our independent auditor;

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  Reviewing with our independent auditor the plan and scope of the audit, its status during the year and any recommendations the independent auditor may have for improving or changing the audit and control environment;

  •
  Pre-approving the services provided by our independent auditor;

  •
  Discussing with management and our independent auditor the adequacy of internal accounting and financial controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters that any of them considers to be of importance;

  •
  Reviewing our accounting principles, policies and practices and financial reporting policies and practices;

  •
  Reviewing our Code of Ethics, the Audit Committee Charter, any other relevant Company policies and the oversight of other compliance matters;

  •
  Reviewing, prior to publication or filing, our annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in our reports on Form 10-Q and Form 10-K, as well as such other information as the Committee deems desirable; and

  •
  Undertaking other duties as assigned by our Board.

        Our Board has determined that each current member of the Audit Committee meets the financial literacy requirements of Nasdaq. It has also determined that Mr. Roesslein, who is currently the Chair of the Audit Committee and a director nominee for re-election, qualifies as an "audit committee financial expert" under the rules of the SEC and meets the financial sophistication requirements of Nasdaq. In addition, our Board has determined that each of the current members of our Audit Committee meet the Nasdaq and SEC standards for audit committee member independence.

Compensation Committee

        The Compensation Committee met twice during 2010, and the Chairman of the Compensation Committee consulted and met several times with our Chief Executive Officer. The Compensation Committee also met once during 2011 to discuss 2010 compensation and bonus awards. The functions of the Compensation Committee include:

  •
  Reviewing and determining the compensation of our Chief Executive Officer and reviewing and recommending to the Board the compensation of our other executive officers;

  •
  Reviewing with the Chief Executive Officer the non-equity compensation of the managers of the Company's key operating units;

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  Developing, administering and taking all action required or permitted to be taken by the Board under our stock-based incentive plan;

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  Reviewing and recommending to the Board the compensation of our directors;

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  Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of our compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of our stock in option, bonus, or appreciation arrangements), and other perquisites; and

  •
  Undertaking such other functions as are assigned to the Compensation Committee by the Board.

        The Compensation Committee meets several times each year to carry out these responsibilities. Early in the year, the Compensation Committee begins its analysis by reviewing the compensation trends and practices of the Company's identified peer group against the current compensation of the Company's Chief Executive Officer and to some extent, the Company's other executive officers. Following this review, the Chief Executive Officer typically meets with the Chairman in order to discuss the draft compensation recommendations, performance analysis and future objectives of each of the executive officers of the Company and provides the Compensation Committee with a memorandum detailing the Company's performance and individual executive officer performance for the year. Upon the request of the Compensation Committee, the Chief Executive Officer may engage in a detailed discussion of the performance of an executive officer or a manager of the Company's key operating units. The Compensation Committee, upon authorization by the Board of Directors, has delegated to the Chief Executive Officer the power to make a limited number of awards under the Company's 2008 Equity Plan to certain key employees of the Company, following consultation with the Compensation Committee.

        The Compensation Committee determines the compensation of the Chief Executive Officer in an executive session, following its review of the CEO's performance against his goals for the year, the growth and performance of the Company, his leadership skills for the previous year, his self-analysis and for the prior year's performance, and any other relevant factors.

        For further information about the Compensation Committee's practices, please see "Compensation Discussion and Analysis," under "Executive Officer Compensation," below.

Compensation Committee Interlocks and Insider Participation

        During or prior to the fiscal year ended December 31, 2010, no member of our Compensation Committee was an officer or employee of ours or our subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied in part upon representations of those directors.

INDEPENDENT AUDITOR

        PwC has audited our accounts since 2002. Our Audit Committee has appointed PwC to be our independent registered public accounting firm for 2011 and we are asking stockholders to ratify this appointment in Proposal 5. The services provided by PwC in 2011 are expected to include, in addition to performing the consolidated audit, audits of certain domestic and foreign subsidiaries; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, we may file with the SEC and consultation on accounting, financial reporting, tax and related matters. A representative of PwC is expected to be at the meeting and will have an opportunity to make a statement and respond to questions.

Independent Auditor Fees and Services

        The following table presents the aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees(1)	$2,456,975	$1,216,719
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,456,975	$1,216,719

(1)
Represents fees for professional services rendered for the audits of our consolidated financial statements, audits of certain foreign subsidiaries and assistance with various documents filed with the SEC.

Audit Committee Pre-Approval Policy and Procedures

        In accordance with its written charter, our Audit Committee pre-approves all audit and non-audit services, including the scope of contemplated services and the related fees, to be performed by PwC, our independent registered public accounting firm. The Audit Committee's pre-approval of non-audit services involves consideration of the impact of providing such services on PwC's independence. The Audit Committee is also responsible for ensuring that any approved non-audit services are disclosed to stockholders in our reports filed with the SEC. PwC did not perform any non-audit services for us in fiscal years 2010 or 2009.

Audit Committee Report

        As members of the Audit Committee of the Board of Directors of Atlantic Tele-Network, Inc., we have reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2010.

        The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accountants.

        We have also considered whether the provision of services by PwC not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

        Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

By the Audit Committee

Charles J. Roesslein, Chair
Martin L. Budd
Michael T. Flynn

 EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

        Our Compensation Committee of the Board of Directors has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this Compensation Discussion and Analysis, "executive officers" and "executives" means the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table on page 30 below.

Compensation Philosophy

        The primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success and to maintain a reasonably competitive compensation structure as compared with similarly situated companies. We seek to align compensation with the achievement of business objectives and individual and Company performance. The annual cash bonus opportunity together with equity compensation that we provide our executive officers are our main incentive compensation tools to accomplish this alignment, as described below.

        A core principle of our compensation philosophy is that we believe a successful compensation program requires the application of judgment and subjective determinations of individual performance. We do not apply a formulaic or mathematical approach to executive compensation. Our Compensation Committee retains discretion to apply its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program and the overall performance and condition of our company at the time final compensation decisions are made. We believe that our relatively lean management structure, the level of communications between our Board of Directors and our senior management team and our corporate culture give us the opportunity to use this approach.

        We do not have any employment, severance or change of control agreements with any of our executive officers. To date, we have not relied on executive compensation consultants. From time to time, our Compensation Committee does consider the compensation of executive officers at other companies in order to assess the compensation that we offer our executive officers, as discussed below.

External Market Practices and Our Positioning

        Generally, we seek to offer executive compensation that is reasonably competitive with companies of a similar size particularly publicly traded telecommunications companies. Defining a relevant "peer group" for us has been historically difficult because we have the complexity and geographic diversity (and attendant travel demands) of large multi-national companies but have similar total revenues and market capitalization to companies that tend to be focused on a very limited geographic area and provide limited services. Nonetheless, we believe that comparisons to certain other companies can provide us with a useful basic check, mainly for the compensation of our Chief Executive Officer and Chief Financial Officer.

        For 2010, our Compensation Committee referred to the executive compensation paid in previous years at the following group of companies: Alaska Communications Systems Group, Inc., iPCS, Inc., Cincinnati Bell, Inc., Knology, Inc., NTELOS Holdings Corp., and Leap Wireless International Inc. Our Compensation Committee believed that these companies provided us with helpful indicators of competitive executive compensation levels and pay mix because, as a group, they had the following characteristics that are similar to ours: (1) they are telecommunications and technology companies; (2) several of them have both wireless and wireline operations; and (3) several of them are of similar size to the Company. However, our Compensation Committee regards comparisons of us to these companies as reference points only—as such; we did not seek to establish any benchmark in reference to these companies or to require changes in our executive compensation to match changes in those companies' compensation.

Role of Chief Executive Officer in Compensation Decisions

        At the end of the year, our Chief Executive Officer evaluates the performance of our other executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. Our Board has delegated to our Compensation Committee full discretion in its determination of the compensation to be paid to our Chief Executive Officer. The Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.

Elements of Compensation

  Overview

        Our executive compensation program is focused on three separate elements:

  •
  base salary;

  •
  annual cash bonuses; and

  •
  equity awards.

        Other than as described below, our Compensation Committee does not have any specific policies or targets for the allocation or "pay mix" of these compensation elements.

  Base Salary

        We seek to set the base salary of each executive at a level that is competitive, taking into account the overall compensation history of the particular executive and our other executives and the base salaries paid by similarly situated companies. In addition to merit-based changes when warranted, our Compensation Committee generally recommends that base salaries increase annually at a rate that is slightly above or below cost-of-living adjustments, as represented by indicators like the Consumer Price Index. In addition to merit-based changes, larger increases (or decreases) may be made based on a change in responsibilities for the executive. Factors such as the expansion of the Company and the financial condition and prospects of the Company may also influence the amount of annual salary adjustments. From time to time, comparative market factors also may cause the Compensation Committee to make or recommend increases above or below the normal cost-of-living range.

        Below is a chart showing the base salary rates for 2010 for our named executive officers, in comparison to those in effect in 2009. The base salary increases for 2010 (with the exception of our Chief Executive and Chief Financial Officers) were all roughly in the range of cost-of-living increases, with the individual increases falling above or below that range based on previous increases, the history of the executive's compensation with the Company, any expansion or diminution of the executive's responsibilities and the Board's general sense of whether the executive's compensation is at or below the executive's value to the Company.

Named Executive Officer	2010	2009	Annualized Percent Increase from 2009
Michael T. Prior	$525,000	$450,000	16.7%
Justin D. Benincasa	$265,000	$240,000	10.4%
William F. Kreisher	$225,000	$217,500	3.4%
Leonard Q. Slap(1)	$225,000	—	—
Karl D. Noone(2)	$210,000	—	—
Douglas J. Minster	$162,500	$157,000	3.5%
John Audet	$155,000	$150,000	3.3%

(1)
The amount listed in the table above reflects Mr. Slap's annualized base salary. Mr. Slap joined the Company in May 2010 and actually received $129,808 in 2010 for his partial year of service to the Company.

(2)
The amount listed in the table above reflects Mr. Noone's annualized base salary. Mr. Noone joined the Company in August 2010 and actually received $76,731 in 2010 for his partial year of service to the Company.

        For 2011, the Compensation Committee determined to increase Mr. M. Prior's base annual salary to $540,000, an increase of 2.9%, compared to his annual base salary for 2010. This increase was broadly consistent with cost of living increases for other executives. The Committee believes that Mr. Prior's salary is below market for his position, particularly considering the geographic breadth of the Company's operations and the complexity of operating in different segments and different countries and other political jurisdictions. However, Mr. Prior expressed a preference towards keeping his salary increase in line with increases for other executives.

  Annual Cash and Equity Bonuses

Annual Cash Bonus

        We believe that a significant bonus opportunity, as measured as a percentage of the executive's base salary, motivates executive performance because it makes a significant amount of the executive's overall compensation contingent upon individual and company performance. Further, this approach enables the Company to avoid a higher fixed cost of annual base salaries and gives us the ability to control a major piece of compensation expense if the Company ever experiences a major business reversal.

        For 2010, the annual bonus opportunity for our executive officers was as follows:

Named Executive Officer	2010 Annual Bonus Opportunity Expressed as % of Base Salary
Michael T. Prior	100%
Justin D. Benincasa	75%
William F. Kreisher	50%
Leonard Q. Slap	40%
Karl D. Noone	30%
Douglas J. Minster	35%
John Audet	50%

        The actual amount of annual cash bonus paid is based on a highly subjective and non-formulaic review of a number of factors, including the performance of the individual, the performance of the Company as a whole and the financial condition and prospects of the Company. Actual bonuses paid can be greater or less than, or equal to, the stated bonus opportunity. Although broad performance objectives are identified at the beginning of each year as means to align individual behavior with Company objectives, it is communicated to each executive that the Compensation Committee and the Board always have the full discretion to determine the extent to which bonuses will be paid or not, regardless of the achievement of any such objectives. In general, the Compensation Committee believes that the extent to which annual bonuses are paid to the most senior members of our management team, such as our Chief Executive Officer and Chief Financial Officer, should be significantly tied to overall Company performance (as assessed by the Compensation Committee) and stock performance. Because our other executive officers exercise less influence over us as a whole than the Chief Executive Officer and Chief Financial Officer, the other executive officers' annual cash bonuses are more dependent upon an assessment of individual performance.

        At the end of the year, the Compensation Committee makes an overall assessment of the quality of each executive officer's performance during the year in making its recommendations regarding annual bonuses and salaries to the Board. For executive officers other than the Chief Executive Officer, this assessment is based largely on discussions between the Compensation Committee and the Chief Executive Officer. As noted above, the Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.

        For 2010, we paid the annual bonuses to our named executive officers described under the column entitled "Bonus" in the Summary Compensation Table for the reasons described below:

        Our Chief Executive Officer was paid an annual bonus of $325,000, representing 62% of his 2010 annual bonus opportunity. The Compensation Committee believes that the Chief Executive Officer performed particularly well in 2010, a year in which the Company closed a challenging and transformational transaction (the "Alltel Transaction") and rapidly expanded its US personnel and wireless operations, putting a 200-person US wireless headquarters in place. In assessing his performance, the Committee also looked at the overall performance and growth of the Company, including strong growth in US-sourced revenue, the growth of the organization and the complexity and breadth of its operations, and the actions the Chief Executive Officer took to attract and re-focus executive talent to take into account the changing operational composition of the Company. On the other hand, the Committee believed that the significant decline in the Company's stock price in 2010 should be reflected in the cash performance bonus level for the Chief Executive Officer. The Committee took note of the fact that the Company's stock price was somewhat volatile and the stock price remains well above the price before the transaction was announced, but it nevertheless believed that the stock performance should be reflected in the determination of his cash bonus payment.

        Lastly, the Committee considered the Company's ranking once again on several prominent lists such as Fortune Magazine's "100 Fastest Growing Companies" as an external marker of the Company's progress and growth under leadership of our Chief Executive Officer and the broader executive team.

        Our Chief Financial Officer was paid an annual bonus of $120,000, or approximately 60% of his 2010 annual bonus opportunity. The Committee and the Board took a similar approach to the Chief Financial Officer's annual bonus for 2010 as the Committee did with the Chief Executive Officer. The Board of Directors recognized Mr. Benincasa's continued strong performance, particularly his work helping to re-shape the organization to handle the very rapid change and expansion, while at the same time maintaining a strong balance sheet. Nonetheless, as with our Chief Executive Officer, the Committee felt that due to Mr. Benincasa's very senior position, the decline in the stock price during 2010 should be reflected in the determination of his cash bonus payment.

        In reviewing with the Chief Executive Officer the recommendations for annual bonuses to be paid to the other executives, the Compensation Committee and the Board considered each officer's contribution to achieving the Company's financial performance and continued growth. As with our Chief Executive Officer and our Chief Financial Officer, consideration was also given to the performance of our common stock over the year, though the Committee and the Board put a lower weight on that factor with the other executives. In addition, in assessing each officer's performance and determining award amounts, the Compensation Committee and the Board acknowledged the following individual achievements:

  •
  With respect to Mr. Kreisher, his performance in reviewing and analyzing a number of strategic opportunities, his critical role in closing the Alltel Transaction (including structuring and negotiating related agreements), and additional corporate development activities, such as our federal stimulus projects;

  •
  With respect to Mr. Slap, his smooth transition into the Company as General Counsel, initiation of a number of new key internal legal initiatives, along with his work on several complex legal matters;

  •
  With respect to Mr. Noone, his progress with respect to learning about the Company's accounting structure and history and familiarizing himself with key operations;

  •
  With respect to Mr. Minster, his regulatory and political work related to the Alltel Transaction, governmental matters involving our international operations and his efforts to ensure a smooth transition from his previous role of General Counsel and the re-structuring of our legal and regulatory operations with Mr. Slap; and

  •
  With respect to Mr. Audet, his work on several key projects involving our international operations, particularly the completion of our new undersea cable into Guyana and the financial planning, restructuring and expansion of internal financial reporting lines and metrics for our international operations.

With respect to all of these officers, the Company's solid financial performance was also a positive factor. As it does every year, the Compensation Committee and the Board also considered issues of internal equity that would arise from the payment of these bonuses. Based on the foregoing, the Compensation Committee recommended to the Board, and the Board determined to pay, the following annual bonuses to the other named executive officers: William F. Kreisher, $85,000, or 76% of his 2010 annual bonus opportunity; Douglas J. Minster, $45,000, or 79% of his 2010 annual bonus opportunity; John P. Audet, $55,000, or 65% of his 2010 annual bonus opportunity; Leonard Q. Slap, $40,000 or 76% of his 2010 annual bonus opportunity (prorated to take into account his partial year of service) and Karl D. Noone, $21,000, or 80% of his 2010 annual bonus opportunity (prorated to take into account his partial year of service).

Annual Equity Bonus

        Under our 2008 Equity Incentive Plan, we may grant stock options, restricted stock and other equity awards to our directors, consultants and employees, including our executive officers. Awards made under the 2008 Plan may be granted subject to conditions and restrictions, including voting requirements, achievement of performance goals and forfeiture and recapture of shares upon certain events. Our Compensation Committee, composed entirely of independent directors, grants awards to our employees under the ATN 2008 Plan. Mr. M. Prior has authority to make limited grants under the 2008 Plan to certain key employees of the Company following consultation with the Compensation Committee.

        Historically, equity compensation has not been as significant a component of our executive compensation as it is for most of our peers and other public companies, although the Compensation

Committee is considering increasing that component in future years as discussed further below. We have awarded significant equity compensation in connection with the hiring or promotions of executive officers. For new hires, the awards typically are made at the next regularly scheduled Compensation Committee meeting following the hire or promotion. In general, we have awarded stock options and restricted stock with time-based vesting schedules of four years, and, in the case of stock options, have had a term of either seven or ten years.

        On March 15, 2011, the Compensation Committee granted the following equity compensation to the Company's named executive officers for their 2010 achievements:

	Stock Awards (shares)	Option Awards (shares)
Michael T. Prior	7,500	35,000
Justin D. Benincasa	5,000	20,000
William F. Kreisher	—	8,000
Leonard Q. Slap	—	5,000
Karl D. Noone	—	—
Douglas J. Minster	—	4,000
John P. Audet	—	4,000

Total	12,500	76,000

        Both the stock and option awards vest ratably over a period of four years. The option awards have a ten year term and an exercise price of $32.96 per share. In addition to these equity awards, the Compensation Committee also granted options to purchase 20,000 shares to non-executive officers of the Company. In making equity awards to our Chief Executive Officer, the Compensation Committee has considered that he is the son of the Company's Chairman and largest stockholder and therefore has awarded him less than the amount of equity that it believes would be more typical and competitive for his position with the Company and the considerable success of the Company under his leadership. The Compensation Committee has communicated this approach to the Chief Executive Officer.

        In recent years, we have been increasing the amount of equity compensation we have been awarding. As we diversify and expand our business through acquisitions, we have added key employees throughout our operations and deepened and broadened our senior management team. Our key hires and expansion of management roles over the past two years included hiring teams devoted to each of our U.S. wireless and international operations, our Senior Vice President and Corporate Controller, our Senior Vice President and General Counsel and the lateral move of our former General Counsel to Vice President of Government and Regulatory Affairs. Some of the individuals we compete for have worked for companies that have made equity compensation a greater part of overall compensation than we have or otherwise have an expectation of receiving greater equity compensation. To stay competitive in attracting and retaining talent in these circumstances, we may need to offer more equity compensation than in the past.

        While the Compensation Committee believes it is an important policy of the Board to seek to keep the aggregate shares underlying outstanding stock options and unvested restricted stock at a reasonable level in relation to our outstanding equity (calculated on a fully diluted basis), we believe that equity compensation will remain a critical recruitment, retention and incentive tool. In the past, the Compensation Committee has kept this level below 5% of our outstanding equity, but after a review of this policy with the full Board in 2010, the Committee determined that it would exceed that level in its recent grants and would consider going as high as 7.5% if it becomes necessary to do so in order to attract, retain and motivate talented managers and ensure a strong alignment with stockholders' interests.

        In approving equity incentive awards, the Compensation Committee assesses the risks associated with the adoption of these awards, and for 2010 concluded that the equity incentive awards approved would not be likely to encourage excessive risk taking. Specifically, in making awards in March 2011 for 2010 performance and to significant new hires, the Compensation Committee considered the individual's role with the Company and the importance of balancing the growth incentive represented by stock option awards with the capital preservation incentives represented by restricted stock awards. For example, the Compensation Committee feels that the Chief Executive Officer and Chief Financial Officer benefit from significant outright stock ownership in order to discourage excessive risk taking and it also felt that its newest executives, the Senior Vice President and Corporate Controller and Senior Vice President and General Counsel, were in roles that required a reasonable balance of the two.

  Retirement, Benefits and Other Arrangements

        In 2008, we adopted a deferred compensation plan for our then existing executives. This plan is intended to provide retirement income to our executive officers. It was adopted to offset a reduction in our annual contributions to these executives' accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Under this plan, we make quarterly credits equal to 8% of the executive's then current base salary to an account on behalf of the executive. In addition to these quarterly credits, we may make additional credits in our sole discretion. See the description of the deferred compensation plan under the caption Non-Qualified Deferred Compensation Plan Transactions in 2010 for more information. Executives hired after 2008 do not participate in this plan. Except for this plan, our executive officers currently do not receive any benefits, including retirement, medical and dental, life and disability insurance, which are not also available to all of our employees.

        We have no change of control agreements with, or severance plans with respect to, any of our executive officers. We reimburse employee relocation expenses on a case-by-case basis.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      By the Compensation Committee

                      Martin L. Budd, Chair
                      Charles J. Roesslein
                      Michael T. Flynn

2010 Summary Compensation Table

        The table below summarizes the total compensation paid to, or earned by, each of our named executive officers for each of the last three fiscal years ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)(6) ($)	Option Awards (1)(6) ($)	All Other Compensation(2) ($)	Total ($)
Michael T. Prior	2010	525,000	325,000	247,200	461,405	68,526	1,627,131
Chief Executive Officer	2009	450,000	550,000	585,625	309,657	52,023	1,947,305
	2008	430,000	250,000	234,620	138,877	43,600	1,097,097
Justin D. Benincasa	2010	265,000	120,000	164,800	263,660	39,523	852,983
Chief Financial Officer	2009	240,000	200,000	468,500	247,726	29,415	1,185,641
	2008	230,000	105,000	164,234	41,663	27,600	568,497
William F. Kreisher	2010	225,000	85,000	—	105,467	35,165	450,632
Senior Vice President,	2009	217,500	175,000	234,250	185,795	26,677	839,222
Corporate Development	2008	210,000	85,000	117,310	34,719	24,880	471,909
Leonard Q. Slap(3)	2010	129,808	40,000	220,600	530,724	2,769	923,901
Senior Vice President and
General Counsel
Karl D. Noone(4)	2010	76,731	21,000	241,800	308,901	—	648,432
Senior Vice President and
Corporate Controller
Douglas J. Minster(5)	2010	162,500	45,000	—	52,732	25,600	285,832
Vice President, Government	2009	157,000	70,000	140,500	—	19,280	386,780
and Regulatory Affairs	2008	153,500	43,000	23,462	13,888	18,420	252,270
John P. Audet	2010	155,000	55,000	—	52,732	24,642	287,374
Vice President, Financial	2009	150,000	55,000	97,300	—	19,280	321,580
Analysis and Planning	2008	145,000	50,000	35,193	13,888	16,731	260,812

(1)
The amounts in this column reflect the grant date fair value presented in accordance with FASB ASC Topic 718, of awards granted pursuant to our equity incentive plans. Assumptions used in the calculation of these amounts for 2008 and 2009 awards are included in Note 9 to our Consolidated Financial Statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2011. With respect to 2010 awards, which were granted on March 15, 2011, the grant date fair value of the options were determined using a Black Scholes option pricing model, based on the following assumptions:

Risk-free interest rate	2.33%
Expected dividend yield	2.67%
Expected life	6.25 years
Expected volatility	51.24%
(2)
Amounts in this column reflect matching contributions made by us to each of the named executive officers pursuant to our 401(k) retirement savings plan, as well as contributions made by us, if any, to a non-qualified deferred compensation plan. Only our executives hired prior to 2008 participate in our non-qualified deferred compensation plan.

(3)
Mr. Slap joined us in May 2010. His annual salary and performance-based cash bonuses included in the table above represent amounts actually paid based on partial year service and have not been annualized.

(4)
Mr. Noone joined us in August 2010. His annual salary and performance-based cash bonuses included in the table above represent amounts actually paid based on partial year service and have not been annualized.

(5)
Mr. Minster was a named executive officer for the years ended December 31, 2009 and 2010, but not for the year ended December 31, 2008.

(6)
Includes grants made on March 15, 2011 for 2010 achievements.

 Grants of Plan-Based Awards in 2010

        The table below sets forth additional information regarding stock and option awards granted to our named executive officers during the fiscal year ended December 31, 2010.

Name		Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Michael T. Prior	Option Grant	2/11/10	—	25,000	46.85	438,000
Chief Executive Officer	Restricted Stock Grant	2/11/10	12,500	—	—	585,625
Justin D. Benincasa	Option Grant	2/11/10	—	20,000	46.85	350,400
Chief Financial Officer	Restricted Stock Grant	2/11/10	10,000	—	—	468,500
William F. Kreisher	Option Grant	2/11/10	—	15,000	46.85	262,800
Senior Vice President,	Restricted Stock Grant	2/11/10	5,000	—	—	234,250
Corporate Development
Leonard Q. Slap	Option Grant	6/15/10	—	25,000	44.12	464,750
Senior Vice President and	Restricted Stock Grant		5,000	—	—	220,600
General Counsel
Karl D. Noone	Option Grant	8/9/10	—	15,000	48.36	308,901
Senior Vice President and	Restricted Stock Grant		5,000	—	—	241,800
Corporate Controller
Douglas J. Minster	Option Grant	2/11/10	—	—	—	—
Vice President, Regulatory	Restricted Stock Grant	2/11/10	3,000	—	—	140,550
and Government Affairs
John P. Audet	Option Grant	2/11/10	—	—	—	—
Vice President, Financial	Restricted Stock Grant	2/11/10	2,000	—	—	93,700

(1)
Option grants included in this column vest 25% annually commencing one year from the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2010

        The table below sets forth additional information regarding the equity awards granted to our named executive officers that were outstanding as of December 31, 2010.

						Stock Awards
		Option Awards
						Restricted Shares That Have Not Vested(1)
		Number of Securities Underlying Unexercised Options(1)
	Grant Date			Exercise Price	Expiration Date	Number of Shares	Market Value
Name		Exercisable	Unexercisable
Michael T. Prior,	2/11/10	—	25,000	46.85	2/11/20	12,500	479,625
President and Chief Executive Officer	12/5/08	10,000	10,000	23.78	12/5/18	5,000	191,850
	9/17/07	37,500	12,500	32.98	9/17/17	—	—
	9/14/06	25,000	—	18.70	9/14/13	—	—
Justin D. Benincasa,	2/11/10	—	20,000	46.85	2/11/20	10,000	383,700
Chief Financial Officer	12/5/08	3,000	3,000	23.78	12/5/18	3,500	134,295
	9/17/07	30,000	10,000	32.98	9/17/17	—	—
	5/17/06	35,000	—	25.63	5/17/16	—	—
William F. Kreisher,	2/11/10	—	15,000	46.85	2/11/20	5,000	191,850
SVP, Corporate Development	12/5/08	2,500	2,500	23.78	12/5/18	2,500	95,925
	9/17/07	41,250	13,750	32.98	9/17/17	2,222	85,258
Leonard Q. Slap,	6/17/10	—	25,000	44.12	6/17/20	5,000	191,850
SVP and General Counsel
Karl D. Noone,	8/9/10	—	15,000	48.36	8/9/20	5,000	191,850
SVP and Corporate Controller
Douglas J. Minster,	2/11/10	—	—	—	—	3,000	115,110
VP, Government and Regulatory Affairs	12/5/08	1,000	1,000	23.78	12/5/18	500	19,185
	9/17/07	5,625	1,875	32.98	9/17/17	—	—
	9/14/06	10,000	—	18.70	9/14/13	—	—
John P. Audet,	2/11/10	—	—	46.85	2/11/20	2,000	76,740
VP, Financial Analysis and Planning	12/5/08	1,000	1,000	23.78	12/5/18	750	28,778
	9/17/07	11,250	3,750	32.98	9/17/17	—	—
	9/14/06	10,000	—	18.70	9/14/13	—	—

(1)
Vesting occurs 25% annually commencing one year from the date of grant.

 Option Exercises and Stock Vested in 2010

        The table below sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael T. Prior	15,000	601,700	2,500	82,500
Chief Executive Officer
Justin D. Benincasa	—	—	3,972	163,873
Chief Financial Officer
William F. Kreisher	—	—	3,472	145,217
SVP, Corporate Development
Leonard Q. Slap	—	—	—	—
SVP and General Counsel
Karl D. Noone	—	—	—	—
SVP and Corporate Controller
Douglas J. Minster	—	—	250	8,250
VP, General Counsel
John P. Audet	—	—	375	12,375
VP, Financial Analysis and Planning

(1)
Reflects the market value of the shares based on the vesting date closing price of our common stock.

Non-Qualified Deferred Compensation Plan Transactions in 2010

        The following table sets forth contributions by us to our deferred compensation plan for fiscal 2010.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael T. Prior	—	42,000	16,726	—	142,185
Justin D. Benincasa	—	21,200	8,823	—	74,601
William F. Kreisher	—	18,000	7,911	—	66,464
Leonard Q. Slap	—	—	—	—	—
Karl D. Noone	—	—	—	—	—
Douglas J. Minster	—	13,000	5,741	—	48,202
John P. Audet	—	12,400	5,457	—	45,842

(1)
The amounts reported in this column are reported for fiscal 2010 in the "All Other Compensation" column of the 2010 Summary Compensation Table.

        Effective as of December 5, 2008, we adopted a non-qualified deferred compensation plan for our existing executive officers. This plan is intended to provide retirement income to our executive officers and was adopted to offset a reduction in our annual contributions to those executives' accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Accordingly, we do not expect to add newly hired executives to this plan. Messrs. Slap and Noone are not participants in this plan. Under this plan, we make quarterly credits equal to 8% of the executive officer's then current quarterly base salary to an account in the plan on behalf of the executive. In addition to these quarterly credits, the Company may make additional credits in its sole discretion. Credits to such executive officer's account under the plan will be deemed to be invested in one or more investment funds selected by the executive officer from among alternatives approved by the Compensation Committee. Overall investment return is dependent upon the performance of each executive officer's selected investment alternatives. Credits will be fully vested at all times and the executive officers will have a nonforfeitable interest in the balance of their respective accounts. Benefits under the plan are payable upon a separation from service in a cash lump sum or in accordance with a fixed schedule elected by the executive officer. Distributions may be made prior to the executive officer's separation from service only for certain financial hardship reasons. The plan is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and to constitute a non-qualified, unfunded executive benefit plan.

Potential Payments Upon Termination or Change of Control

        All of our employees, including our named executive officers, are employees-at-will and, as such, do not have employment contracts or retention agreements with us. In addition, we do not have change-in-control or severance agreements with any of our named executive officers.

DIRECTOR COMPENSATION

        Our Compensation Committee has the responsibility of reviewing and making recommendations to the Board regarding director compensation. We use a combination of cash and stock-based incentive compensation to attract and retain qualified directors. In setting director compensation, we consider the time demand and the requisite knowledge and expertise required to effectively fulfill their duties and responsibilities to us and our stockholders. We also consider the compensation set by the Company's identified peer group in our determination of director compensation.

        The table below summarizes the compensation paid to, or earned by, our non-employee directors for the fiscal year ended December 31, 2010. Mr. M. Prior, our Chief Executive Officer, does not receive any compensation for his Board service beyond the compensation he receives as an executive officer of the Company.

        In 2010, Cornelius B. Prior, Jr. served us as the Chairman of our Board of Directors. For his service from July 2010 through June 2011, Mr. C.B. Prior, Jr. received an annual fee of $100,000 in place of the fees and stock grants provided to our other directors, plus certain basic employee benefits including retirement, medical, and dental and life insurance. We also provided him with the use of a company car, office space and secretarial assistance. The Compensation Committee determined that these arrangements were warranted based on Mr. C.B. Prior, Jr.'s long service to the Company and his continued contributions as a resource to our executive team and Board of Directors. In his capacity as Chairman, Mr. C.B. Prior, Jr. did not participate in any of our incentive compensation programs, nor did he receive any board meeting fees, but he did receive expense reimbursement available to all other directors.

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All other compensation ($)		Total ($)
Cornelius B. Prior, Jr.(2)	150,000	—	14,167	(2)	164,167
Martin L. Budd	63,850	35,000	—		98,850
Thomas V. Cunningham	41,000	35,000	—		76,000
Michael T. Flynn	37,200	65,000	—		102,200
Charles J. Roesslein	68,850	35,000	—		103,850
Brian A. Schuchman	40,500	35,000	60,000	(3)	135,500

(1)
The amounts in this column reflect the grant-date fair value calculated in accordance with FASB ASC Topic 718, of awards granted pursuant to our Non-Employee Directors Compensation Policy and our 2008 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 9 to our Consolidated Financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2011.

  The table below summarizes the number of shares of unvested restricted stock held by each named director as of December 31, 2010.

Name	Shares Restricted Stock
Cornelius B. Prior, Jr.	—
Martin L. Budd	—
Thomas V. Cunningham	373
Michael T. Flynn	692
Charles J. Roesslein	—
Brian A. Schuchman	—

(2)
As compensation for Mr. C.B. Prior, Jr.'s service provided from July 2010 through June 2011, we paid him an annual fee of $100,000, plus certain benefits discussed in the paragraph above this table, including $6,030 in matching contributions pursuant to our 401(k). From July 2009 through June 2010, Mr. C.B. Prior, Jr. received an annual fee of $200,000.

(3)
Includes $60,000 of consulting fees relating to Mr. Schuchman's role assisting specific subsidiaries of the Company on optimizing their wireless network assets and the procurement of equipment for those networks.

Retainers and Meeting Fees

        For the fiscal year ended December 31, 2010, our non-employee directors (excluding our Chairman) received an annual retainer of $60,000 (consisting of $25,000 in cash and $35,000 in stock) and an attendance fee for Board meetings of $2,500 per meeting and $1,500 per telephonic Board meeting in which they participate and $1,100 for each principal meeting of a Committee of the Board and $500 for any telephonic Committee meeting at which minutes are kept. In addition to the retainers and meeting fees, the Chair of the Audit Committee received an additional annual payment of $15,000 and the Chair of the Compensation Committee received an additional annual payment of $10,000.

Stock Deferral Program for Non-Employee Directors

        On May 15, 2008, the stockholders of the Company approved the 2008 Equity Incentive Plan, which replaced all equity incentive plans then in effect. Until then, our non-employee directors had the option under our Directors' Remuneration Plan (the "Directors' Plan"), adopted by the board of directors in 1999, of electing to receive either 50% or 100% of their annual retainer in shares of common stock on a deferred basis. All shares issuable under this plan were fully issued as of January 2010, and no additional shares will be issued under this plan.

Restricted Stock Grant to New Board Members

        Under the 2008 Equity Incentive Plan, new directors receive a one-time payment of $30,000 paid entirely in restricted stock that vest over three years. The per share price will be determined as of the close of the Nasdaq market on the date of the director's election to the Board.

 RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

        Our Board has a written Related Person Transaction Policy that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining whether any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction(s) as a direct party or by arranging the transaction(s) and the transaction(s) involves more than $100,000 in any calendar year. The policy also provides that certain types of transactions are deemed to be pre-approved or ratified, as applicable by our Audit Committee.

Related Person Transactions

        In June 2010, we entered into a joint venture with Schuchman Consulting LLC ("Schuchman Consulting"), an entity wholly owned by Brian A. Schuchman, one of our directors. The purpose of the joint venture is to actively evaluate wireless opportunities in the Caribbean, including an investment made in Aruba in June 2010. The joint venture consists of a newly-created company called Caribbean Telecom Partners, LLC ("CTP"), in which we invested $2,703,000 for a 51% equity interest and Schuchman Consulting invested $2,597,000 for a 49% equity interest. CTP is governed by a three member Board of Directors, which consists of two Company designees and one member designated by Schuchman Consulting. The operating agreement of CTP contains customary provisions regarding preemptive rights with respect to any new issuances of equity by CTP in order to enable the parties to maintain their respective ownership percentages, rights of first refusal, tag-along and drag-along rights with respect to any proposed transfer of CTP equity. The parties agreed to a put-call arrangement relating to up to 29% of Schuchman Consulting's 49% equity interest in CTP, in which under specified circumstances we have either the right or the obligation to purchase such equity for the then fair market value. We provide management services to CTP and commencing on January 1, 2012, will receive a fee equal to 3% of CTP's gross revenues.

        Schuchman Consulting provides the day-to-day management of CTP, including identifying new investment opportunities for CTP in the Caribbean. Pursuant to a consulting agreement between CTP and Schuchman Consulting, CTP pays Schuchman Consulting $15,000 a month for these services and may pay Schuchman Consulting an additional annual fee of up to $100,000 for the achievement of performance goals specified by the CTP Board of Directors. CTP has established an equity incentive pool consisting of non-voting common stock for its management team equal to 10% of its common equity, of which one-half has been issued to Schuchman Consulting. Customary non-competition and non-solicitation agreements are in place between Schuchman Consulting and CTP.

        Our Audit Committee negotiated the specific structure and terms of the joint venture and unanimously approved the arrangement described above in accordance with the terms of our Related Person Transaction Policy.

 ADDITIONAL INFORMATION

Stockholder Proposals for 2012 Annual Meeting

        All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's annual meeting of stockholders should be sent to Atlantic Tele-Network, Inc.; Attn: Secretary, 600 Cummings Center, Beverly, MA 01915. To be considered for inclusion in our proxy materials for that meeting, such proposals must be received by us by January 11, 2012, and must comply with certain rules and regulations promulgated by the SEC. A stockholder who wishes to make a proposal at the 2012 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to us no later than March 25, 2012, in order for the notice to be considered timely under Rule 14a-4(c) of the SEC.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Atlantic Tele-Network, Inc., Secretary, 600 Cummings Center, Beverly, MA 01915, (978) 619-1300. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Annual Report and Other SEC Filings

        Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at ir.atni.com. These filings and other SEC filings, including our proxy statement, are also available on the SEC's website at www.sec.gov.

        A copy of these filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (excluding exhibits) may be obtained, at no cost, by writing to Atlantic Tele-Network, Inc., Attn: Secretary, 600 Cummings Center, Beverly, MA 01915.

        Our Annual Report for the year ended December 31, 2010, which is being mailed to stockholders with this proxy statement, is not incorporated into this proxy statement and is not deemed to be part of the proxy soliciting material.

By order of the Board of Directors,
/s/ LEONARD Q. SLAP LEONARD Q. SLAP Secretary

May 2, 2011

APPENDIX A

Allied Wireless Communications Corporation

FORM OF SHAREHOLDER AGREEMENT

        This Shareholder Agreement (the "Agreement") is dated January [      ], 2011 by and between Allied Wireless Communications Corporation, a Delaware corporation (the "Company") and a wholly-owned subsidiary of Atlantic Tele-Network, Inc., a Delaware corporation ("ATN"), and [            ] (the "Executive").

        WHEREAS, under the terms and conditions of the Allied Wireless Communications Corporation 2011 Equity Incentive Plan (the "Plan"), which is incorporated herein by reference, Executive is being granted concurrently herewith [          ] shares (the "Shares") of the Company's Common Stock, $0.001 par value per share ("Company Common Stock");

        WHEREAS, the Shares are subject to additional terms and conditions outlined in that certain Restricted Stock Agreement (the "Restricted Stock Agreement"), entered into concurrently herewith, by and between Executive and the Company, which is incorporated herein by reference, capitalized terms used and not defined herein shall have the meanings ascribed to the them in the Plan and Restricted Stock Agreement; and

        WHEREAS, Executive and the Company have agreed that [          ] of the Shares (the "Putable Shares") shall be subject to the additional terms and conditions as further described herein.

        NOW THEREFORE, in consideration of the foregoing and the agreements set forth in this Agreement, Executive and the Company hereby agree as follows:

        1.     Executive Put Right.

        (a)    Right to Sell.    Between [third and fifth anniversary of Effective Date], Executive shall have the right and option to sell to the Company, free and clear of all Encumbrances, up to 50% of the Putable Shares in the aggregate (but in no event more than the number of Vested Shares as of the date of the exercise of such right as herein provided), and commencing on [fifth anniversary of Effective Date], Executive shall have the right and option to sell to the Company, free and clear of all Encumbrances, all or any portion of the Putable Shares, for a purchase price equal to the Fair Market Value thereof measured as of the end of the then most recently completed fiscal quarter of the Company prior to the date Executive delivers notice to the Company of the exercise of such right as provided below and for which ATN has publicly reported its earnings (the "FMV Measuring Date"); provided, however, Executive shall not be entitled to exercise the right under this Section 1 to sell more than 25% of the Putable Shares in any one fiscal quarter. Executive may exercise such right, if at all, by delivering to the Company notice thereof (a "Put Exercise Notice"), specifying the number of Putable Shares that Executive intends to sell to the Company. The Company shall pay the purchase price for any Putable Shares hereunder in immediately available funds. Notwithstanding the foregoing, the Company shall not be required to make such payment until Company is satisfied, in its reasonable discretion, that all requirements of law, any credit agreement of the Company or ATN then in effect, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with. The Company shall use commercially reasonable efforts to obtain all consents necessary under its, or ATN's, credit agreement to effect the transactions contemplated by this Section 1(a). Alternatively, at the Company's option and on the condition that ATN shall have theretofore obtained any ATN stockholder vote or consent required by applicable law or regulation or rule of any national securities exchange to which ATN is subject (such condition being referred to as the "Stock Delivery Condition"), the Company may satisfy up to 100% of the purchase price for any Putable Shares hereunder by delivering to Executive a number of shares of ATN's common stock having as of the date of delivery thereof a Market Value in the aggregate equal to such portion of the purchase price. The closing of such purchase and sale shall take place on a date designated by the Company, which shall not be more than ninety (90) days following the date the Company receives the Put Exercise Notice from the Executive; provided, however, if the Stock Delivery Condition has not been satisfied (for purposes of this proviso, with regard to shares of ATN common stock in addition to those authorized for issuance under the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan as in effect on the date hereof) prior to such 90th day, then the closing of the purchase and sale of any Putable Shares that have not been Vested Shares for at least 6 months as of such 90th day shall take place on such later date as of which such Putable Shares shall have been Vested Shares for at least 6 months. Upon tender of payment of such purchase price, thereupon and without any further action on the part of any person being necessary, all right, title and interest in and to the Putable Shares being purchased shall thereupon pass to the Company or its assignee. Without limitation of the foregoing, the parties and their transferees shall execute and deliver such certificates (including the Executive making the representations and warranties set forth in Section 8 of the Restricted Stock Agreement with respect to shares of ATN common stock delivered in satisfaction of the purchase price) and other documents and take such further action as the Company or its assignee may reasonable request in order to further evidence and effect the purchase and sale of the Putable Shares as contemplated hereby.

        (b)    Fair Market Value Determination.    The Fair Market Value of each Putable Share as of any FMV Measuring Date shall equal the quotient of (i) the Company Common Equity Value divided by (ii) the number of issued and outstanding shares of Company Common Stock on a fully-diluted basis as of the FMV Measuring Date. For such purpose, the definitions as set forth in Section 2 below shall apply.

        (c)    Affect of Change of Control.    The Company's obligation to purchase any Putable Shares from Executive in accordance with this Section 1 shall be suspended if prior to the consummation of any such purchase the Company or ATN shall enter into one or more agreements providing for a Change of Control transaction. Any such suspension shall continue for so long as such agreements remain in full force and effect pending the consummation of the Change of Control transaction contemplated thereby. The Company's obligation to purchase Putable Shares from Executive in accordance with this Section 1 shall be reinstated upon the termination of any such agreements without the Change of Control transaction contemplated thereby being consummated. The Company's obligation to purchase Putable Shares from Executive in accordance with this Section 1 shall terminate altogether upon the consummation of any Change of Control transaction.

        (d)    No Right to Sell.    For the purpose of clarity, Executive shall have no right or option to sell to the Company, and the Company shall have no obligation to purchase, at any time, Shares held by Executive that are not Putable Shares.

        2.    Definitions.    For the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 2:

        "ATN Cash" means the cash held by ATN and its subsidiaries (including the Company) on a consolidated basis as of the FMV Measuring Date as determined in accordance with generally accepted accounting principles.

        "ATN EBITDA" means the EBITDA of ATN and its subsidiaries (including the Company) on a consolidated basis for the twelve months ending on the FMV Measuring Date.

        "ATN Indebtedness" means the amount of indebtedness of ATN and its subsidiaries (including the Company) on a consolidated basis as set forth on ATN's balance sheet dated as of the FMV Measuring Date and determined in accordance with generally accepted accounting principles.

        "Change of Control" shall be deemed to have occurred if there shall be consummated a single transaction or series of related transactions, other than a public offering of the Company's equity securities, pursuant to which a person or group of related persons other than ATN and its subsidiaries, directly or indirectly, (i) acquires from one or more third parties other than in a primary offering by the Company outstanding capital stock of the Company possessing the voting power to elect a majority of the Board, (ii) consummates a merger, amalgamation or consolidation with the Company as a result of which ATN shall own, directly or indirectly, less than twenty-five percent (25%) of the voting securities of the surviving entity, or (iii) acquire all or substantially all of the assets of the Company and its subsidiaries, in each case, to the extent the same constitutes a "change of control" within the meaning of Section 409A of the Code as modified by substituting seventy-five percent (75%) for forty percent (40%).

        "Company Cash" means the cash held by the Company and its subsidiaries on a consolidated basis as of the FMV Measuring Date as determined in accordance with generally accepted accounting principles.

        "Company Common Equity Value" means, as of the FMV Measuring Date, (i) the product of (x) Company EBITDA multiplied by (y) the Market Multiple, less (ii) the Preferred Stock Liquidation Preference, less (iii) the amount of Company Indebtedness, plus (iv) Company Cash (provided, however, in no event less than $0.00).

        "Company Indebtedness" means the indebtedness of the Company and its subsidiaries on a consolidated basis as set forth on the Company's balance sheet dated as of the FMV Measuring Date and determined in accordance with generally accepted accounting principles; provided, however, "Company Indebtedness" does not include any indebtedness of ATN or any of its subsidiaries (other than the Company and its subsidiaries) that is guaranteed by the Company or any of its subsidiaries.

        "Company EBITDA" means EBITDA of the Company and its subsidiaries on a consolidated basis for the twelve months ending on the FMV Measuring Date.

        "EBITDA" means with respect to the Company or ATN, as applicable, and measured for the twelve months ending on the FMV Measuring Date, the sum (a) of the Company's or ATN's operating income during such period plus (b) depreciation and amortization expense incurred by the Company or ATN during such period and, in the case of the Company, the amount of any cash management or advisory fees paid by the Company to ATN for such period, all as determined on a consolidated basis and in accordance with generally accepted accounting principles.

        "Market Multiple" means as of the FMV Measuring Date, the quotient of (i) (A) the product of (x) the average closing trading price of ATN's common stock as reported in The Wall Street Journal over the sixty (60) days ending on the FMV Measuring Date, multiplied by (y) the number of outstanding shares of ATN's common stock as of FMV Measuring Date, plus (B) ATN Indebtedness as of the FMV Measuring Date, minus ATN Cash as of the FMV Measuring Date, divided by (ii) ATN EBITDA as measured for the twelve-month period ending on the FMV Measuring Date.

        "Market Value" means with respect to each share of ATN common stock as of any date of determination thereof (i) if ATN common stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on the trading day immediately prior to such date of determination on the principal national securities exchange on which ATN common stock is then listed or admitted to trading or, if no such reported sale takes place on such prior trading day, the average of the closing bid and asked prices on such exchange on such prior trading day, or (ii) if ATN common stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on the trading day immediately prior to such date of determination, as reported by The Wall Street Journal or other appropriate publication selected by the Company, for the over-the-counter market.

        "Preferred Stock Liquidation Preference" means, as of the FMV Measuring Date, the liquidation preferences, including with respect to accrued but unpaid dividends, of any classes or series of capital stock of the Company ranking senior in right to Company Common Stock as to dividends or in liquidation in accordance with the Company's certificate of incorporation.

        "Transfer" means with respect to any Share, any direct or indirect transfer, sale, gift, exchange, assignment, pledge, grant or imposition of any Encumbrance on or other alienation or disposition of such Share, or the grant of any rights or interest with respect thereto.

        "Unvested Shares" means any time those Shares that are not at such time Vested Shares.

        "Vested Shares" means at any time those Shares that have vested in accordance with Section 2 of the Restricted Stock Agreement at such time.

        3.    Conflict.    Notwithstanding anything in this Agreement, Executive agrees that the Shares, including the Putable Shares, remain subject to the terms and conditions, including the restrictions on Transfer, described in the Plan and Restricted Stock Agreement, which are explicitly incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Similarly, in case of a conflict between the terms of this Agreement and the terms of the Restricted Stock Agreement, the terms of the Restricted Stock Agreement shall control.

        4.    Waivers and Amendments.    The respective rights and obligations of the Company and Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Company and Executive. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

        5.    Successors and Assigns.    The provisions hereof shall inure to the benefit of, and be binding upon, the Company's successors and assigns. Executive may not assign or delegate to any third person Executive's obligations under this Agreement. The rights and benefits of Executive under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary Transfer. Notwithstanding the foregoing a Transfer pursuant to Section 3 of the Restricted Stock Agreement will be permitted by this Agreement.

        6.    Entire Agreement.    This Agreement, the Plan and the Restricted Stock Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersede in their entirety all other or prior agreements, whether oral or written, with respect thereto.

        7.    Notices.    All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

        If to the Company, addressed to:

    Allied Wireless Communications Corporation
    c/o Atlantic Tele-Network, Inc.
    600 Cummings Center, Suite 268-Z
    Beverly, MA 01915
    Attention: General Counsel

        If to the Executive, to the address set forth on the signature page of this Agreement or at the current address listed in the Company's records.

        Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

        8.    Governing Law.    This Agreement shall be construed and enforced in accordance with and governed by the laws of Delaware (without giving effect to any conflicts or choice of laws provisions thereof that would give rise to the application of the domestic substantive or procedural laws of any other jurisdiction).

        9.     Consent to Jurisdiction.

        (a)   EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, PROVISIONAL REMEDIES AND INTERIM RELIEF. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION, OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

        (b)   EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 7 OF THIS AGREEMENT.

        10.    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        11.   Severability; Titles and Subtitles; Gender; Affect of Stock Splits and the Like, Singular and Plural; Counterparts; Facsimile.

        (a)   In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        (b)   The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        (c)   The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate. References herein to any specific number of Shares refer to such number of

Shares as adjusted to reflect stock splits, stock dividends and the like with respect to Company Common Stock occurring after the date hereof.

        (d)   The reference to Shares hereunder shall be equitably adjusted from time-to-time to reflect any merger, consolidation, reorganization, recapitalization, reclassification or similar transaction whereby shares of Company Common Stock are changed into or exchanged for a different series or class of capital stock or other securities of the Company or, except in connection with a Change of Control, of another corporation. The reference to any specific number of Shares hereunder shall be equitably adjusted from time-to-time to reflect any stock splits, stock dividends and similar transactions occurring after the date hereof affecting the number of outstanding shares of Company Common Stock.

        (e)   This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

        (f)    Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile, .pdf or other digital or electronic transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

        (g)   Executive has had the opportunity to seek the advice of counsel and other personal advisors and acknowledges that Company has not provided Executive with any advice regarding the tax, economic or other impacts to Executive of the arrangements contemplated hereby.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement on the date first above specified.

COMPANY:
ALLIED WIRELESS COMMUNICATIONS CORPORATION
By:

EXECUTIVE:
[ ]

Address:

ADDENDUM

        With respect to any shares of ATN common stock that may be issued to Executive pursuant to Section 1(a) of the above Shareholder Agreement, Atlantic Tele-Network, Inc. hereby agrees to use its commercially reasonable efforts to file, within thirty (30) days of the issuance of any such shares, a registration statement with the Securities and Exchange Commission ("SEC") covering the resale of such shares by Executive from time to time, and to use its commercially reasonable effort to cause the SEC to declare such registration statement effective.

ATLANTIC TELE-NETWORK, INC.
By:

Name:
Title:

APPENDIX B

SUMMARY OF SIGNIFICANT TERMS OF ATLANTIC TELE-NETWORK, INC.
2008 EQUITY INCENTIVE PLAN

        The following is a summary of the material terms and provisions of the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan (the "ATN 2008 Plan"). This summary is qualified in its entirety by reference to the complete text of the ATN 2008 Plan, which is attached hereto as Appendix C and incorporated herein by reference. To the extent that there is a conflict between this summary and the ATN 2008 Plan, the terms of the ATN 2008 Plan will govern. Capitalized terms that are used but not defined in this summary have the meanings given to them in the ATN 2008 Plan.

        Eligibility.    All employees, directors and consultants of the Company or any of its affiliates capable of contributing to the successful performance of the Company are eligible to be participants in the ATN 2008 Plan. Based on the number of our current employees, directors and consultants, there are approximately 1,770 individuals who currently would be eligible to participate in the ATN 2008 Plan, although we currently do not expect to make broad-based grants to all employees of the Company and its subsidiaries.

        Administration.    The ATN 2008 Plan will be administered by a committee composed of two or more members of the Board of Directors who are independent from Company management (the "Committee"). The Committee has the authority to adopt administrative rules and practices governing the operation of the ATN 2008 Plan and to interpret its provisions. The Committee may, subject to applicable law, delegate to one or more of our executive officers the power to make awards to participants who are not executive officers or Directors, subject to a maximum number of shares fixed by the Committee. The Board may at any time also take any such action.

        Types of Awards.    We may grant stock options, restricted stock, restricted stock units, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.

  Stock Options.    Stock options under the ATN 2008 Plan may be ISOs or nonstatutory stock options. The maximum cumulative number of shares available for grants of ISOs under the ATN 2008 Plan is 2,000,000 shares. The Committee determines the terms of options, including the amount, exercise price, vesting schedule and term, which may not exceed ten years. The per share exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the grant date.

  Restricted Stock and Restricted Stock Units.    These are shares of Common Stock or rights to receive the value of shares of Common Stock that are granted subject to certain restrictions during a specified period. The restricted period may be based on achieving performance or market- related goals, on the participant's continued service with the Company or on a deferred payment schedule. Restricted stock units may be settled in stock, cash or other awards or property. For awards subject to vesting, the participant generally will forfeit the award if the specified conditions are not met. Although the Committee has discretion to set the terms of shares of restricted stock and restricted stock units, including the vesting schedule, the ATN 2008 Plan contains limitations to align such awards with stockholders' interests.

  Stock Equivalents.    A stock equivalent is any right to receive payment from the Company based in whole or in part on the value of the Common Stock, as determined by the Committee. Stock equivalents may include, without limitation, phantom stock, performance units and SARs and may be settled in stock, cash or other awards or property. The per share exercise price of a SAR may not be less than 100% of the fair market value of the Common Stock on the grant date, and the term of a SAR may not exceed ten years.

        Terms of Awards.    Except as may be limited by the ATN 2008 Plan or applicable law, the Committee selects participants to receive awards and determines the terms and conditions of each award, including the number of shares of Common Stock subject to awards, the price, if any, a participant pays to receive or exercise an award, the time or times when awards vest or may be exercised, settled or forfeited, any performance goals, restrictions or other conditions to vesting, exercise, or settlement of awards, and the effect on awards of the disability, death, or termination of service of participants. Awards may be made to participants who are foreign nationals or employed outside the United States on terms the Committee deems appropriate.

        Performance Goals.    A participant's right to earn or vest in an award may be made subject to achievement of one or more objective performance goals based on one or more of the following criteria established by the Committee: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive's attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

        Limitations on Individual Grants.    We may not in any fiscal year grant to any participant stock options, SARs or other awards with respect to which performance goals apply covering more than 150,000 shares.

        Transferability.    The Committee has the authority to permit participants to transfer any award, provided that ISOs may be transferable only to the extent permitted by the Code.

        Adjustments.    Upon an equity restructuring or other corporate transaction that affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the ATN 2008 Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the ATN 2008 Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the

        Change in Control.    The Committee may act to preserve the participants' rights in the event of a change in control of the Company as the Committee may consider equitable to participants and in the best interests of the Company, including without limitation: accelerating any time period relating to the vesting, exercise, or settlement of awards, providing for payment to participants of cash or other property with a fair market value equal to the amount that would have been received upon the vesting, exercise, or settlement of awards in connection with the change in control, adjusting the terms of awards in a manner determined by the Committee to reflect the change in control, causing awards to be assumed, or new rights substituted therefor, by another entity, or terminating awards.

        No Repricing of Outstanding Stock Options and SARs.    We may not, without stockholder approval, amend any outstanding option or SAR to reduce the exercise price or replace it with a new award exercisable for Common Stock at a lower exercise price.

        Amendment of Awards.    Subject to the prohibition on repricing, the Committee may not amend, modify or terminate any outstanding award for which the respective participant's consent would be required unless the terms of the award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action would not materially and adversely affect the participant.

        Amendment of the Plan.    The Board of Directors may amend, suspend or terminate the ATN 2008 Plan, subject to any stockholder approval it deems necessary or appropriate. For example, under the Code and Nasdaq requirements, the Board may not increase the number of shares of Common Stock issuable under the Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval.

U.S. Federal Income Tax Consequences Relating to Certain Awards under the ATN 2008 Plan

        Incentive Stock Options.    A participant does not realize taxable income upon the grant or exercise of an ISO under the ATN 2008 Plan. If a participant does not dispose of shares received upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, then (a) upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss and (b) we may not take a deduction for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

        If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the end of the one and two-year periods described above (a "disqualifying disposition"), the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to a tax deduction for the same amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

        Nonstatutory Stock Options.    No income is realized by the participant at the time a nonstatutory option is granted. Upon exercise, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any further tax deduction by us.

        Restricted Stock.    Generally, a participant will be taxed at the time the restrictions on the shares lapse. The excess of the fair market value of the shares at that time over the amount paid, if any, by the participant for the shares will be treated as ordinary income. The participant may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, we would receive a tax deduction for the amount reported as ordinary income to the participant. Upon the participant's disposition of the shares, any subsequent appreciation or depreciation is treated as a short or long-term capital gain or loss and will not result in any further tax deduction by us.

        Restricted Stock Units.    A participant will generally realize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units at the time of settlement, which is generally upon vesting of the restricted stock units. In certain limited circumstances, a settlement date may be later than the vesting date, in which case the settlement would be made in a manner intended to comply with the rules governing non-qualified deferred compensation arrangements. In either case, we would receive a corresponding tax deduction at the time of settlement. If the restricted stock units are settled in shares, then upon sale of those shares any subsequent appreciation or depreciation would be treated as short-term or long-term capital gain or loss to the participant and would not result in any further tax deduction by us.

        Other Tax Matters.    United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the five most highly paid executive officers (each, a "covered person") unless the compensation is "performance-based" as defined in Section 162(m) of the Code. Stock options and SARs granted under the ATN 2008 Plan would be performance-based compensation if they have exercise prices not less than the fair market value of the Common Stock on the date of grant. In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by the Committee be approved (and they are included in the ATN 2008 Plan) and periodically reapproved by stockholders in order for such awards to be considered performance-based and deductible by us. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Committee.

        A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock or restricted stock units in connection with a change in control might be deemed to have received an "excess parachute payment" under federal tax law. In such cases, the participant may be subject to an excise tax and we may be denied a tax deduction.

APPENDIX C

(As amended and restated and approved by the Board of Directors on March 15, 2011 and proposed for stockholder approval on June 14, 2011)

ATLANTIC TELE-NETWORK, INC. 2008 EQUITY INCENTIVE PLAN

        1.     Purpose.

        The purpose of the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan, as amended and restated (the "Plan") is to attract and retain persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve the Company's goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 7 below.

        2.     Administration.

        The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions hereof in its discretion. The Committee's determinations hereunder shall be final and binding. The Committee may, subject to applicable law, delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations hereunder with respect thereto, provided that the Committee shall fix the maximum number of shares that may be subject to such Awards.

        3.     Eligibility.

        All directors and all employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

        4.     Stock Available for Awards.

        (a)   Amount. Subject to adjustment under subsection (c), up to an aggregate of 2,000,000 shares of Common Stock, plus the shares subject to any Award that expires or is terminated unexercised or is forfeited, to the extent of such expiration, termination, or forfeiture, may be issued pursuant to Awards, including Incentive Stock Options, under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

        (b)   Limit on Individual Grants. The aggregate number of shares of Common Stock that may be granted to any Participant in any fiscal year (i) subject to Options or Stock Appreciation Rights or (ii) subject to other types of Awards with respect to which Performance Goals apply, shall not exceed 150,000 shares, subject to adjustment under subsection (c).

        (c)   Adjustments. Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b) shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b), provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of Incentive Stock Options, to any limitation required under the Code.

        5.     Awards under the Plan.

        (a)   Types of Awards. The Committee may grant Options, Restricted Stock, Restricted Stock Units, Stock Equivalents and Awards of shares of Common Stock that are not subject to restrictions or forfeiture.

        (b)   Terms and Conditions of Awards.

        (i)    The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award. Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised or settled, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period or any other circumstances in which an Award may be forfeited to the Company, (G) the effect on an Award of the disability, death, retirement or other termination of service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

        (ii)   The Committee shall determine the form of consideration and manner of payment of the exercise price of any Award. Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine. The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances.

        (iii)  Any Award may be made alone, in addition to, or in relation to any other Award. The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code. The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award shall be determined by the Committee.

        (c)   Provisions Applicable to Certain Types of Awards.

        (i)    Options and Stock Appreciation Rights. The exercise price for any Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the

Date of Grant; provided that if the Board approves the grant of an Option or Stock Appreciation Right with an exercise price to be determined on a future date, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on such future date. No Option or Stock Appreciation Right shall have a term longer than ten years. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

        (ii)   Restricted Stock and Restricted Stock Units.

        (1)   Shares of Restricted Stock and shares subject to Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period. Restricted Stock Units may be settled in shares of Common Stock or other securities of the Company, cash, Awards or other property as determined by the Committee. The Company shall deliver certificates with respect to shares of Restricted Stock and Restricted Stock Units that are settled in shares to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary at the expiration of the Restricted Period.

        (2)   Notwithstanding clauses (D) or (E) of Section 5(b)(i) or Section 6(i),

        a.     forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse solely based on the length of the Participant's service shall lapse with respect to no more than one-third of such shares per year; and

        b.     forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse based on the achievement of Performance Goals shall lapse based on a performance period of at least one year; provided that the foregoing limitations set forth in this Section 5(c)(ii) shall not apply to (i) lapses of restrictions in connection with the disability, death, retirement or other termination of service of the Participant or in accordance with Section 6(e) or (ii) awards of Restricted Stock or Restricted Stock Units, including modifications of such awards, with respect to an aggregate number of shares not exceeding ten percent of the total number of shares authorized for issuance under the Plan.

        6.     General Provisions.

        (a)   Documentation. Each Award under the Plan shall be evidenced by documentation in the form prescribed by the Committee and delivered to or executed and delivered by the Participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions hereof as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable law and accounting principles. Any such documentation may be maintained solely in electronic format.

        (b)   Termination and Forfeiture. The terms of any Award may include such continuing provisions for termination of the Award and/or forfeiture or recapture of any shares, cash or other property previously issued pursuant thereto relating to competition or other activity or circumstances detrimental to the Company as the Committee may determine to be in the Company's best interests.

        (c)   Dividends. In the discretion of the Committee, any Award may provide the Participant with dividends or dividend equivalents payable (in cash, in shares of Common Stock, or in the form of Awards under the Plan) currently or deferred and with or without interest.

        (d)   Committee Discretion. Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.

        (e)   Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take such actions, including without limitation one or more of the following: (i) providing for the acceleration of any time period relating to the vesting, exercise, or settlement of the Award, (ii) providing for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the vesting, exercise, or settlement of the Award in connection with the change in control, (iii) adjusting the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) causing the Award to be assumed, or new rights substituted therefor, by another entity, or (v) terminating the Award, as the Committee may consider equitable to Participants and in the best interests of the Company.

        (f)    Tax Withholding. A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

        (g)   Legal Compliance. The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

        (h)   Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified herein as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

        (i)    Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

        7.     Certain Definitions.

        "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

        "Award" means any award of shares of Common Stock or right with respect to shares described in Section 5(a).

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees appointed by the Board to administer the Plan or a specified portion thereof. Each such committee shall be comprised of not less than two members of the Board who shall meet such criteria as the Board may specify from time to time.

        "Common Stock" means the Common Stock, $0.01 par value, of the Company.

        "Company" means Atlantic Tele-Network, Inc., a Delaware corporation.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Date of Grant" means the date on which all requirements under applicable law and the Company's certificate of incorporation and bylaws for the effective grant of an Award have been satisfied.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's legal representative.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" with respect to the Common Stock or other property means the fair market value thereof determined by such methods as shall be established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

        "Incentive Stock Option" means an Option complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder.

        "Option" means a right to purchase shares of Common Stock and may be an Incentive Stock Option if specified by the Committee.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Goals" means or may be expressed in terms of any of, but not limited to, the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive's attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

        "Restricted Period" means any period during which an Award or any part thereof may be forfeited to the Company.

        "Restricted Stock" means shares of Common Stock that are subject to forfeiture to the Company.

        "Restricted Stock Unit" means the right, subject to forfeiture, to receive the value of a share of Common Stock in the future, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and is an unfunded and unsecured obligation of the Company.

        "Stock Appreciation Right" means the right to receive any excess in value of shares of Common Stock over the exercise price of such right.

        "Stock Equivalent" means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.

        "Transferable for value" means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

        8.     Miscellaneous.

        (a)   No Rights with Respect to Service. No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

        (b)   No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

        (c)   Effective Date. The effective date of the Plan, from time to time, shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).

        (d)   Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

Please mark your votes as indicated in this example X Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 99551 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2 AND 5, “FOR” THREE YEARS FOR ITEM 3 AND “FOR” ALL NOMINEES LISTED IN ITEM 4. 01 Martin L. Budd 02 Thomas V. Cunningham 03 Michael T. Flynn 04 Cornelius B. Prior, Jr. 05 Michael T. Prior 06 Charles J. Roesslein 07 Brian A. Schuchman (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions__________________________________ 2. To approve, by advisory vote, executive compensation. FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. To approve an amendment to the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan to increase the number of shares available for issuance under the plan. FOR AGAINST ABSTAIN YES NO 5. Ratification of the selection of PricewaterhouseCoopers LLP as independent auditor for 2011. 6. In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting. Please indicate if you plan to attend the Annual Meeting 3. To indicate, by advisory vote, the frequency of future executive compensation votes. 2 years 1 year Abstain 3 years FOLD AND DETACH HERE Atlantic Tele-Network, Inc. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 4. Election of Directors Nominees:

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 ATLANTIC TELE-NETWORK, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 14, 2011 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Cornelius B. Prior, Jr. and Michael T. Prior and each of them as Proxies, with full power of substitution, and hereby authorizes each of them to represent and to vote as instructed herein, all shares of Common Shares of Atlantic Tele-Network, Inc. held of record by the undersigned on April 21, 2011, at the Annual Meeting of Stockholders to be held on June 14, 2011 or any adjournment or postponements thereof on the matters set forth in the Notice and Proxy Statement dated May 2, 2011. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED “FOR” ITEMS 1, 2 and 5, “FOR” THREE YEARS FOR ITEM 3 AND “FOR” ALL NOMINEES LISTED IN ITEM 4, EACH OF THE MATTERS ON THE REVERSE SIDE AND, AT THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY OTHERS MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 99551 You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD). Visit us on the web at www.bnymellon.com/shareowner/equityaccess Investor ServiceDirect® Available 24 hours per day, 7 days per week • The proxy statement is available at https://materials.proxyvote.com/049079 • The annual meeting is schedule to take place at 10:00 a.m., local time, at The Wylie Inn & Conference Center, 295 Hale Street Beverly, MA 01915 • Even if you expect to attend the annual meeting, please promptly complete, sign, date and mail this proxy card. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on June 14, 2011. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: https://materials.proxyvote.com/049079 (Continued and to be marked, dated and signed on the other side)